                                                                  EXECUTION COPY

                                                                  Exhibit 10.22










        =================================================================


                               SOURCE MEDIA, INC.
                                IT NETWORK, INC.


                                 $20,676,895.06


                     SENIOR SECURED NOTES DUE MARCH 31, 2002


                                 ---------------

                              AMENDED AND RESTATED
                                 NOTE AGREEMENT
                                 ---------------


                      Originally Dated as of March 28, 1996

                    Amended and Restated as of April 1, 1997


        =================================================================

                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                          Page
                                                                          ----
1.    AUTHORIZATION OF ISSUE OF NOTES......................................-3-

2.    PURCHASE, SALE AND DELIVERY OF NOTES;
      DELIVERY OF WARRANTS.................................................-4-
      2A.   CLOSING........................................................-4-
      2B.   WARRANTS TO PURCHASE COMMON STOCK..............................-5-

3.    CONDITIONS AT CLOSING................................................-7-
      3A.   CERTAIN DOCUMENTS..............................................-7-
      3B.   REPRESENTATIONS AND WARRANTIES; NO DEFAULT....................-11-
      3C.   DUE DILIGENCE.................................................-11-
      3D.   PURCHASE PERMITTED BY APPLICABLE LAWS.........................-11-
      3E.   EXECUTION OF AGREEMENTS.......................................-11-
      3F.   FEES AND EXPENSES.............................................-11-
      3G.   PROCEEDINGS...................................................-11-

4.    PREPAYMENTS.........................................................-11-
      4A.   REQUIRED PREPAYMENT...........................................-11-
      4B.   OPTIONAL PREPAYMENT...........................................-12-
      4C.   NOTICE OF OPTIONAL PREPAYMENT.................................-12-
      4D.   PARTIAL PAYMENTS PRO RATA.....................................-13-
      4E.   RETIREMENT OF NOTES...........................................-13-

5.    AFFIRMATIVE COVENANTS...............................................-13-
      5A.   FINANCIAL STATEMENTS..........................................-13-
      5B.   INFORMATION REQUIRED BY RULE 144A.............................-16-
      5C.   INSPECTION OF PROPERTY........................................-15-
      5D.   PERFORMANCE OF OBLIGATIONS....................................-16-
      5E.   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE..............-16-
      5F.   MAINTENANCE OF PROPERTY; INSURANCE............................-16-
      5G.   FURTHER SECURITY INTEREST.....................................-17-
      5H.   FURTHER ASSURANCES............................................-17-
      5I.   ELECTION OF PECKS DESIGNEE....................................-18-
      5J.   TRANSFER OF INTELLECTUAL PROPERTY.............................-18-

      5K.   CARRIAGE AGREEMENTS...........................................-19-
      5L.   MINIMUM CASH AND CASH EQUIVALENTS.............................-20-
      5M.   CASH BALANCE REPORTING REQUIREMENT............................-20-

6.    NEGATIVE COVENANTS..................................................-20-
      6A.   INTEREST CHARGES COVERAGE RATIO...............................-20-
      6B.   ADJUSTED DEBT TO EBITDA RATIO.................................-21-
      6C.   LIMITATION ON DEBT.  .........................................-21-
      6D.   LIMITATION ON LIENS...........................................-23-
      6E.   LIMITATION ON MERGERS AND REINCORPORATIONS....................-24-
      6F.   LIMITATION ON SALES OF PROPERTY.  ............................-24-
      6G.   LIMITATION ON TRANSACTIONS WITH AFFILIATES....................-25-
      6H.   LIMITATION ON DIVIDENDS.......................................-25-
      6I.   LIMITATION ON CREDIT EXTENSIONS...............................-25-
      6J.   LIMITATION ON NEGATIVE PLEDGE CLAUSES.........................-25-
      6K.   LIMITATION ON LINES OF BUSINESS...............................-25-
      6L.   LIMITATION ON INVESTMENTS.....................................-26-
      6M.   LIMITATION ON ACTIVITIES OF CERTAIN
                 ICT SUBSIDIARIES.........................................-26-
      6N.   LIMITATION ON SETTLEMENTS OF SUITS............................-26-

7.    EVENTS OF DEFAULT...................................................-26-
      7A.   ACCELERATION..................................................-26-
      7B.   RESCISSION OF ACCELERATION....................................-29-
      7C.   NOTICE OF ACCELERATION OR RESCISSION..........................-30-
      7D.   OTHER REMEDIES................................................-30-

8.    REPRESENTATIONS, COVENANTS AND WARRANTIES...........................-30-
      8A.   ORGANIZATION, ETC.............................................-30-
      8B.   FINANCIAL STATEMENTS..........................................-31-
      8C.   ACTIONS PENDING...............................................-31-
      8D.   OUTSTANDING DEBT..............................................-31-
      8E.   TITLE TO PROPERTIES...........................................-31-
      8F.   TAXES.........................................................-31-
      8G.   CONFLICTING AGREEMENTS AND OTHER MATTERS......................-32-
      8H.   OFFERING OF NOTES.............................................-32-
      8I.   USE OF PROCEEDS...............................................-32-
      8J.   ERISA.........................................................-33-
      8K.   GOVERNMENTAL CONSENT..........................................-33-
      8L.   ENVIRONMENTAL COMPLIANCE......................................-33-
      8M.   DISCLOSURE....................................................-34-
      8N.   INTELLECTUAL PROPERTY.........................................-34-

      8O.   SUBSIDIARIES..................................................-36-
      8P.   CAPITALIZATION; ETC...........................................-36-
      8Q.   SECURITIES LAWS FILINGS.......................................-36-
      8R.   CERTAIN MATTERS PERTAINING TO THE COMPANY,
                 THE CANADIAN SUBSIDIARY AND ICT..........................-37-
      8S.   CERTAIN MATTERS PERTAINING TO CERTAIN
                 ICT SUBSIDIARIES.........................................-37-
      8T.   CARRIAGE AGREEMENTS...........................................-37-
      8U.   RIGHTS TO TECHNOLOGY..........................................-37-

9.    REPRESENTATIONS OF EACH PURCHASER...................................-38-
      9A.   NATURE OF PURCHASE............................................-38-

10.   DEFINITIONS.........................................................-38-
      10A.  TERMS.........................................................-38-
      10B.  ACCOUNTING PRINCIPLES.........................................-44-

11.   MISCELLANEOUS.......................................................-45-
      11A.  NOTE PAYMENTS.................................................-45-
      11B.  EXPENSES......................................................-45-
      11C.  CONSENT TO AMENDMENTS.........................................-46-
      11D.  FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
                 LOST NOTES...............................................-46-
      11E.  PERSONS DEEMED OWNERS; PARTICIPATIONS.........................-47-
      11F.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..-47-
      11G.  SUCCESSORS AND ASSIGNS........................................-47-
      11H.  DISCLOSURE TO OTHER PERSONS...................................-47-
      11I.  NOTICES.......................................................-48-
      11J.  PAYMENTS DUE ON NON-BUSINESS DAYS.............................-48-
      11K.  SATISFACTION REQUIREMENT......................................-48-
      11L.  GOVERNING LAW.................................................-48-
      11M.  SEVERABILITY..................................................-49-
      11N.  DESCRIPTIVE HEADINGS..........................................-49-
      11O.  COUNTERPARTS..................................................-49-
      11P.  LIMITATION ON INTEREST........................................-49-
      11Q.  SUBMISSION OF JURISDICTION; WAIVERS...........................-49-
      11R.  ACKNOWLEDGMENTS...............................................-50-
      11S.  WAIVERS OF JURY TRIAL.........................................-50-
      11T.  ACCOUNTING TERMS AND DETERMINATIONS...........................-50-
      11U.  LEGENDS ON NOTES..............................................-50-

SCHEDULE 1  -- PURCHASER SCHEDULE
SCHEDULE 2  -- SECURITY DOCUMENTS
SCHEDULE 3  -- EXISTING ACQUISITION DEBT
SCHEDULE 4  -- EXISTING DEBT
SCHEDULE 5  -- EXISTING SUBSIDIARIES
SCHEDULE 6  -- EXISTING LITIGATION
SCHEDULE 7  -- MATERIAL LEASES
SCHEDULE 8  -- USE OF PROCEEDS
SCHEDULE 9  -- ENVIRONMENTAL COMPLIANCE
SCHEDULE 10 -- CLAIMS REGARDING INTELLECTUAL PROPERTY
SCHEDULE 11 -- EXISTING WARRANTS, OPTIONS AND OTHER RIGHTS
SCHEDULE 12 -- EXCEPTIONS TO SECURITIES LAW FILINGS

EXHIBIT A --  FORM OF NOTE
EXHIBIT B --  FORM OF MANAGEMENT LOCK-UP AND
                  VOTING AGREEMENT
EXHIBIT C --  TRANSFER OF TECHNOLOGY AGREEMENT (ICT)
EXHIBIT D --  PATENT ASSIGNMENT AGREEMENT (ICT)
EXHIBIT E --  TRANSFER OF TECHNOLOGY AGREEMENT (ICT AND THE
                  BARBADIAN SUBSIDIARY)
EXHIBIT F --  PATENT ASSIGNMENT AGREEMENT (ICT AND THE
                  BARBADIAN SUBSIDIARY)
EXHIBIT G --  ASSIGNMENT OF TECHNOLOGY AGREEMENT
EXHIBIT H --  1997 AMENDMENT


ANNEX I   --  ASSETS AND PROPERTIES OF ICT SUBSIDIARIES

                               Source Media, Inc.
                                IT Network, Inc.
                              8140 Walnut Hill Lane
                                   Suite 1000
                               Dallas, Texas 75231


                                     Originally Dated As of March 28, 1996
                                        Amended and Restated as of April 9, 1997



Northstar High Total
  Return Fund
2 Pickwick Plaza
Greenwich, Connecticut  06830

Delaware State Employees' Retirement Fund
Declaration of Trust for Defined Benefit
  Plan of Zeneca Holdings Inc.
Declaration of Trust for Defined Benefit
  Plan of ICI American Holdings Inc.
The J.W. McConnell Family Foundation
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza, Suite 900
New York, New York 10020

                       $20,676,895.06 Senior Secured Notes

Ladies and Gentlemen:

      The undersigned, Source Media, Inc. (the "COMPANY") entered into a Note Agreement, dated as of March 28, 1996 (the "ORIGINAL NOTE AGREEMENT"), with Northstar Advantage High Total Return Fund (now known as Northstar High Total Return Fund, "NORTHSTAR"). Capitalized terms used herein, and not otherwise herein defined, will have the meanings given such terms in the Original Note Agreement.

            On the terms and subject to the conditions of the Original Note Agreement, Northstar purchased from the Company on April 3, 1996 (i) the secured senior promissory note of the Company due March 31, 2001 (the "FIRST ORIGINAL NOTE") in an aggregate principal amount of $5,000,000 for a purchase price of $4,975,000 in cash and (ii) a warrant (the "ORIGINAL WARRANT") to purchase up to 500,000 shares of common stock, $.001 par value ("COMMON STOCK"), of the Company for a purchase price of $25,000 in cash. In accordance with the Original Note Agreement and the First Original Note, the Company issued to Northstar, in payment of the interest due and payable on September 30, 1996 under the First Original Note, a secured promissory note of the Company due March 31, 2001 (the "SECOND ORIGINAL NOTE") in an aggregate principal amount of $326,805.56. In accordance with the Original Note Agreement, the First Original Note and the Second Original Note, the Company subsequently issued to Northstar, in payment of the interest due and payable on March 31, 1997 under the First Original Note and the Second Original Note, an additional secured promissory note of the Company due March 31, 2001 (the "THIRD ORIGINAL NOTE," and, together with the First Original Note and the Second Original Note, the "ORIGINAL NOTES") in an aggregate principal amount of $350,089.50.

            At the time of the Initial Closing under the Original Note Agreement, as a condition to Northstar's obligation to purchase and pay for the Original Note, the Company executed and delivered to Northstar the various documents set forth in paragraph 3A of the Original Note Agreement, among which were (i) the Registration Rights Agreement, dated April 3, 1996 (the "ORIGINAL REGISTRATION RIGHTS AGREEMENT"), between the Company and Northstar, pursuant to which the Company granted certain registration rights to Northstar with respect to "Restricted Stock" (as such term is defined in the Original Registration Rights Agreement) and (ii) the Security Documents (hereinafter, the "ORIGINAL SECURITY DOCUMENTS"), pursuant to which the Company and certain of its Affiliates granted security interests and liens in pledge to secure or guarantee the payment and performance of the Company's and certain other Persons' duties and other obligations under the Note Purchase Documents (hereinafter, the "ORIGINAL NOTE PURCHASE DOCUMENTS").

            The Company and Northstar wish to amend and restate the Original Note Agreement (as so amended and restated, the "AMENDED AND RESTATED NOTE AGREEMENT") on the terms hereinbelow stated so as to provide, among other things, for (i) the purchase of additional principal amounts of secured promissory notes of the Company by each of Northstar, Delaware State Employees' Retirement Fund ("DELAWARE"), Declaration of Trust for Defined Benefit Plan of Zeneca Holdings Inc. ("ZENECA"), The J.W. McConnell Family Foundation ("MCCONNELL") and Declaration of Trust for Defined Benefit Plan of ICI American Holdings Inc. ("ICI;" and, together with Delaware, Zeneca and McConnell collectively, the "PECKS INVESTORS;" and, together with Northstar hereinafter sometimes individually, a "PURCHASER" and collectively, the "PURCHASERS"), (ii) the amendment and restatement of the Original Notes, (iii) the issuance of additional warrants to Northstar and the issuance of warrants to the Pecks Investors to purchase shares of Common Stock, (iv) certain amendments to the terms and conditions of the Original Note Agreement (including, without limitation, the addition of IT Network, Inc., a wholly-owned Subsidiary of the Company as a co-borrower ("IT;" and, together with the Company, hereinafter sometimes individually, a "SELLER" and collectively, the "SELLERS")) and (v) the amendment and restatement of certain other of the Original Note Purchase Documents (including, without limitation, the Original Warrant and certain of the Original Security Documents). All references herein to "you" or "your" shall, unless the context expressly provides otherwise, refer to all of the Purchasers.

            Accordingly, in consideration of the foregoing premises and the mutual covenants herein contained, each of the Company and IT hereby agrees, jointly and severally, with each of the Purchasers as follows:

      PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

      1. AUTHORIZATION OF ISSUE OF NOTES. Each of the Company and IT will authorize:

                  (i) in the case of Northstar, (x) the issue of a senior
            secured promissory note of the Company and IT in the aggregate principal amount of $5,000,000 (the "1997 NORTHSTAR NOTE") and (y) the amendment and restatement of the terms governing the Original Notes to evidence the joint and several obligation of the Company and IT to pay the holder of such notes an aggregate $5,676,895.06 principal amount and otherwise to provide that such terms, as amended and restated, will be identical to those governing the 1997 Northstar Note (the Original Notes, as so amended, restated and combined into one secured promissory note, being hereinafter called the "AMENDED AND RESTATED NORTHSTAR NOTE"); and

                  (ii) in the case of each of the Pecks Investors, the issue of a senior secured promissory note of the Company and IT in the aggregate principal amount of (w) $6,200,000 in the case of Delaware (the "1997 DELAWARE NOTE"), (x) $1,200,000 in the case of Zeneca (the "1997 ZENECA NOTE"), (y) $800,000 in the case of McConnell (the "1997 MCCONNELL NOTE") and (z) $1,800,000 in the case of ICI (the "1997 ICI NOTE;" and together with the 1997 Delaware Note, the 1997 Zeneca Note and the 1997 McConnell Note, hereinafter sometimes individually, a "1997 PECKS INVESTORS NOTE" and, collectively, the "1997 PECKS INVESTORS NOTES"), each such Note (as defined below) (a) to be dated the date of issue thereof, (b) to mature March 31, 2002, (c) to bear interest on the unpaid balance thereof until such principal amount shall have become due and payable:

            (A) from the date of issuance thereof until and including March 31, 1999, at the election of the Sellers, (aa) at the rate of twelve percent (12%) per annum payable in cash or (bb) at the rate of thirteen percent (13%) per annum payable in units consisting of (xx) an additional promissory note of the Company and IT in substantially the form of the Notes and in principal amount equal to the amount of interest due and payable and (yy) warrants, substantially in the form of the Warrants (as defined below), to purchase such number of additional shares of Common Stock as is equal to .125 share of Common Stock per dollar of principal amount of such additional promissory note;

            (B) subject to the right of election of a holder of a Note as provided in paragraph 2 thereof, thereafter until the date paid in full at the rate of twelve percent (12%) per annum, in cash, and

            (C) on overdue payments at the rate specified therein,

and (d) to be substantially in the form of Exhibit A attached hereto. The 1997 Northstar Note, the Amended and Restated Northstar Note, the 1997 Pecks Investors Notes, each other senior promissory note delivered pursuant to any provision of this Agreement, and each senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision (in each case, as the same may at any time and from time to time be hereafter amended, supplemented or modified), are herein sometimes referred to individually as a "NOTE" and collectively as the "NOTES".

      PARAGRAPH 2. PURCHASE, SALE AND DELIVERY OF NOTES; DELIVERY OF WARRANTS.

      2A. CLOSING. Each of the Company and IT hereby agrees to sell to each of you and, subject to the terms and conditions herein set forth, each of you agrees to purchase from the Company, at 100% of the aggregate principal amount thereof, a 1997 Note (i) in the case of Northstar, in the aggregate principal amount of $5,000,000, (ii) in the case of Delaware, in the aggregate principal amount of $6,200,000, (iii) in the case of Zeneca, in the aggregate principal amount of $1,200,000, (iv) in the case of McConnell, in the aggregate principal amount of $800,000, and (v) in the case of ICI, in the aggregate principal amount of $1,800,000. Each of the Company and IT will deliver to each of you, at the offices of Northstar's counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, a 1997 Note registered in your name or the name of your nominee as set forth in the Purchaser Schedule attached hereto, on April 9, 1997 (the "CLOSING" or the "DATE OF THE CLOSING"), which 1997 Note shall be (a) in the case of Northstar, in the aggregate principal amount of $5,000,000, (b) in the case of Delaware, in the aggregate principal amount of $6,200,000, (c) in the case of Zeneca, in the aggregate principal amount of $1,200,000, (d) in the case of McConnell, in the aggregate principal amount of $800,000 and (e) in the case of ICI, in the aggregate principal amount of $1,800,000, immediately prior to payment of the purchase price thereof by transfer of immediately available funds for credit to IT's account #80-1363-3 at Texas Bank & Trust, N.A. on the Date of the Closing.

            Each of the Company and IT hereby agrees with Northstar that the aforesaid purchase price of the 1997 Northstar Note purchased by Northstar at the Closing shall be $4,270,638. Each of the Company and IT hereby further agrees with Northstar that the purchase price of the Northstar Warrant (as defined below), delivered to Northstar at the Closing as provided in paragraph 2B hereof, shall be $729,362 in the aggregate and shall also be payable in immediately available funds for credit to IT's account #80-1363-3 at Texas Bank & Trust, N.A. on the Date of the Closing. Additionally, each of the Company and IT agrees with Northstar that all tax returns and financial statements of the Company, IT and Northstar shall be prepared in a manner consistent with the respective purchase prices of the 1997 Northstar Note and the Northstar Warrant set forth above.

            Each of the Company and IT agrees with Delaware that the aforesaid purchase price of the 1997 Delaware Note purchased by Delaware at the Closing shall be $5,446,326. Each of the Company and IT further agrees with Delaware that the purchase price of the Delaware Warrant (as defined below) delivered to Delaware at the Closing as provided in paragraph 2B hereof, shall be $753,674 and shall also be payable in immediately available funds for credit to IT's account #80-1363-3 at Texas Bank & Trust, N.A. on the Date of the Closing. Additionally, each of the Company and IT agrees with Delaware that all tax returns and financial statements of the Company, IT and, to the extent applicable, Delaware shall be prepared in a manner consistent with the respective purchase prices of the 1997 Delaware Note and the Delaware Warrant set forth above.

            Each of the Company and IT agrees with Zeneca that the aforesaid purchase price of the 1997 Zeneca Note purchased by Zeneca at the Closing shall be $1,054,128. Each of the Company and IT further agrees with Zeneca that the purchase price of the Zeneca Warrant (as defined below) delivered to Zeneca at the Closing as provided in paragraph 2B hereof, shall be $145,872 and shall also be payable in immediately available funds for credit to IT's account #80-1363-3 at Texas Bank & Trust, N.A. on the Date of the Closing. Additionally, each of the Company and IT agrees with Zeneca that all tax returns and financial statements of the Company, IT and, to the extent applicable, Zeneca shall be prepared in a manner consistent with the respective purchase prices of the 1997 Zeneca Note and the Zeneca Warrant set forth above.

            Each of the Company and IT agrees with McConnell that the aforesaid purchase price of the 1997 McConnell Note purchased by McConnell at the Closing shall be $702,752. Each of the Company and IT further agrees with McConnell that the purchase price of the McConnell Warrant (as defined below) delivered to McConnell at the Closing as provided in paragraph 2B hereof, shall be $97,248 and shall also be payable in immediately available funds for credit to IT's account #80-1363-3 at Texas Bank & Trust, N.A. on the Date of the Closing. Additionally, each of the Company and IT agrees with McConnell that all tax returns and financial statements of the Company, IT and, to the extent applicable McConnell shall be prepared in a manner consistent with the respective purchase prices of the 1997 McConnell Note and the McConnell Warrant set forth above.

            Each of the Company and IT agrees with ICI that the aforesaid purchase price of the 1997 ICI Note purchased by ICI at the Closing shall be $1,581,191. Each of the Company and IT further agrees with ICI that the purchase price of the ICI Warrant (as defined below) delivered to ICI at the Closing as provided in paragraph 2B hereof, shall be $218,809 and shall also be payable in immediately available funds for credit to IT's account #80-1363-3 at Texas Bank & Trust, N.A. on the Date of the Closing. Additionally, each of the Company and IT agrees with ICI that all tax returns and financial statements of the Company, IT and, to the extent applicable, ICI shall be prepared in a manner consistent with the respective purchase prices of the 1997 ICI Note and the ICI Warrant set forth above.

            At the Closing, and against delivery to the Company of the Original Notes, the Company and IT will deliver to Northstar a duly executed Amended and Restated Northstar Note.

      2B. WARRANTS TO PURCHASE COMMON STOCK. In consideration of and as an inducement to your respective purchase of the Notes, each of the Company and IT also agrees as follows:

                  (i) That it will, on the Date of the Closing, deliver to
            Northstar (a) a warrant (the "NORTHSTAR WARRANT") to purchase, at an exercise price per share of $6.00, 750,000 shares of Common Stock and (b) an amended and restated Original Warrant (as so amended and restated, the "AMENDED AND RESTATED NORTHSTAR WARRANT") to purchase, at an exercise price of $6.00 per share, 500,000 shares of Common Stock.

                    (ii) That it will, on the Date of the Closing, deliver to
            Delaware a warrant (the "DELAWARE WARRANT"), registered in the name of your nominee set forth in the Purchaser Schedule attached hereto, to purchase, at an exercise price per share of $6.00, 775,000 shares of Common Stock.

                   (iii) That it will, on the Date of the Closing, deliver to
            Zeneca a warrant (the "ZENECA WARRANT"), registered in the name of your nominee set forth in the Purchaser Schedule attached hereto, to purchase, at an exercise price per share of $6.00, 150,000 shares of Common Stock.

                   (iv) That it will, on the Date of the Closing, deliver to
            McConnell a warrant (the "MCCONNELL WARRANT"), registered in the name of your nominee set forth in the Purchaser Schedule attached hereto, to purchase, at an exercise price per share of $6.00, 100,000 shares of Common Stock.

                    (v) That it will, on the Date of the Closing, deliver to ICI a warrant (the "ICI WARRANT;" and, together with the Northstar A Warrant, the Northstar B Warrant, the Amended and Restated Northstar Warrant, the Delaware Warrant, the Zeneca Warrant and the McConnell Warrant herein sometimes, individually, a "WARRANT" and collectively, the "WARRANTS"), registered in the name of your nominee set forth in the Purchaser Schedule attached hereto, to purchase, at an exercise price per share of $6.00, 225,000 shares of Common Stock.

Each of the Warrants to be delivered to each of you shall be in all respects (including, without limitation, as to both form and substance) satisfactory to you in your sole discretion and shall provide, among other things, that (i) the Warrants shall be exercisable at any time after the Date of the Closing and before March 31, 2004, (ii) the number of shares that may be purchased upon the exercise of the Warrants and the exercise price per share is subject to "full ratchet" anti-dilution protections (that is to say an anti-dilution adjustment that reduces the exercise price per share under the Warrants fully and completely down to the price per share of a dilutive issuance), (iii) beginning on the second anniversary of the Date of the Closing, the Company may purchase, at a purchase price of $.01 per share, all (but not less than all) of the Warrants then outstanding, on the later of (a) 60 days from the date the Company provides notice of its election to make such purchase, or (b) 60 days from the date a registration statement covering the shares that may be purchased upon exercise of the Warrants becomes effective, provided, however, that the Common Stock has traded at a price equal to or greater than 200% of the then existing exercise price of the Warrants for 30 of the 40 days immediately preceding such notice and (iv) in the event of a Change of Control, you shall be entitled to sell the Warrants to the Company at a price per share equal to the greater of
(A) the fair market value of the Warrants or (B) a price per share that will provide to you an internal rate of return on your total investment in the Company and IT of 30%.

      PARAGRAPH 3. CONDITIONS PRECEDENT.

      3. CONDITIONS AT CLOSING. Your obligation to purchase and pay for the 1997 Notes to be purchased by you hereunder at the Closing is subject to the satisfaction, on or before the Date of the Closing, of the following conditions:

      3A. CERTAIN DOCUMENTS. Each of you (unless otherwise specified below) shall have received the following, each dated the Date of the Closing (unless otherwise specified below), it being expressly understood and agreed by each of the Sellers that each of the following shall be in all respects (including, without limitation, as to both form and substance) entirely satisfactory to each of you in your sole discretion and to your counsel:

            (i) The 1997 Notes to be purchased by you on the Date of the Closing.

            (ii) The 1997 Security Documents (as defined below).

            (iii) In the case of Northstar, the Amended and Restated Northstar Note.

            (iv) In the case of Northstar, (a) the Northstar Warrant and (b) the Amended and Restated Northstar Warrant.

            (v) In the case of the Pecks Investors, (a) in the case of Delaware, the Delaware Warrant, (b) in the case of Zeneca, the Zeneca Warrant, (c) in the case of McConnell, the McConnell Warrant and (d) in the case of ICI, the ICI Warrant.

            (vi) An amendment and restatement of the Original Registration Rights Agreement (as so amended and restated, the "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company shall amend and restate the registration rights originally granted to Northstar and grant certain registration rights to each of the Pecks Investors with respect to the Common Stock underlying the Warrants, including, without limitation, (a) two registrations on Form S-1 or its equivalent, (b) unlimited registrations on Form S-3 and (c) unlimited incidental or "piggyback" registrations, in each such case at the sole cost and expense of the Company.

            (vii) Certified copies of the resolutions of the respective Board of Directors of each of the Company, IT and each of their respective Subsidiaries which is a party to any of the 1997 Security Documents (a "SUBSIDIARY PARTY") approving, as applicable, this Agreement, the Notes, the Amended and Restated Registration Rights Agreement, the Warrants, the Lockup and Voting Agreement (as defined below), the Intercreditor Agreement (as defined below) and each 1997 Security Document to which it is a party, and copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the 1997 Security Documents (including, without limitation, the authorization and reservation of shares of Common Stock issuable upon exercise of the Warrants and, as provided by paragraph 5I hereof, the election to the Board of Directors of the Company (and to the certain committees of such board) of the Pecks Investors Designee (as defined below).

            (viii) A certificate of the Secretary or an Assistant Secretary of the Company, IT and each Subsidiary Party certifying the names and true signatures of the officers of the Company and each Subsidiary Party authorized to sign this Agreement, the Notes, the Warrants, the 1997 Security Documents, the Amended and Restated Registration Rights Agreement and all other documents to be delivered hereunder.

            (ix) Certified copies of the certificate of incorporation and bylaws of the Company, IT and each Subsidiary Party.

            (x) A favorable opinion of (a) Thompson & Knight, P.C., special counsel to the Company and IT, of (b) Maryann Walsh, corporate counsel to the Company, IT and Cableshare US, (c) Davies, Ward & Beck, special counsel to ICT (as defined below), the Canadian Subsidiary (as defined below) and the Barbco Subsidiary (as defined below), (d) Chancery Chambers, special counsel to Barbco.

            (xi) Certified copies of (a) Requests for Information or Copies (Form UCC- 11), or equivalent reports, listing all effective financing statements which name the Company, IT or any Subsidiary Party (under its present name and any previous name) as debtor and which are filed with the Secretaries of State of Arizona, California, Colorado, Florida, Indiana, Kansas, Michigan, Missouri, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee and Texas, and (b) Personal Property Security Act search reports, or equivalent reports, listing all effective financing statements which name ICT or the Canadian Subsidiary (under their respective present names and previous names, if any) as debtor and which are filed in Ontario, Canada.

            (xii) Documents (including each Uniform Commercial Code financing statement or its equivalent) required by law or reasonably requested by you to be filed, registered or recorded, in order to create and perfect in your favor a first priority security interest and Lien on all right, title and interest held by the Company, IT and each Subsidiary Party, in, to and under all of its tangible and intangible, real and personal properties and assets, with no further action required on the part of the Company, IT or any Subsidiary Party in order for you to file, register or record each such document.

            (xiii) Original certificates evidencing all of the issued and outstanding shares of capital stock required to be pledged to you pursuant to the 1997 Security Documents, which certificates shall be accompanied by undated stock powers, duly executed in blank by each relevant pledgor and with the signatures of such relevant pledgor being guaranteed by a commercial bank or trust company reasonably satisfactory to each of you.

            (xiv) Evidence that the Company has obtained all policies of insurance called for by paragraph 5F hereof, naming each of you as loss payee and additional named insured, as your respective interests may appear.

            (xv) (a) Consolidated statements of income and cash flows and consolidated statements of stockholders' equity of the Company and its Subsidiaries for the fiscal year ended December 31, 1996, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, which financial statements shall have been prepared in accordance with generally accepted accounting principles consistently applied and shall be satisfactory to each of you, and (b) an Officer's Certificate stating that to the Knowledge of the certifying Responsible Officer, the report by the independent certified public accountants of the Company to be delivered, within 10 days after the Closing, in connection with such year-end financial statements will be without limitation as to the scope of the audit, without a "going concern" or like qualification or exception and that there is no basis for such limitation, qualification or exception. Each of the Company and IT hereby covenant and agree to deliver to each of the Purchasers within 10 days after the Closing such unqualified report by the independent certified public accountants of the Company relating to such year-end financial statements.

            (xvi) Consent of the Board of Directors and shareholders of ICT to the pledge of all capital stock of ICT owned by the Company, IT and the Canadian Subsidiary.

            (xvii) (a) Consent of the Board of Directors and shareholders of the Canadian Subsidiary to the pledge of all capital stock of the Canadian Subsidiary owned by IT Network, Inc. and the pledge of all capital stock of ICT owned by the Canadian Subsidiary and (b) consent of the shareholders of the Canadian Subsidiary approving (i) the execution and delivery of each 1997 Security Document and the Intercreditor Agreement to which each member of the ICT Group is a party and (ii) the taking of any other action required hereunder to be taken by any member of the ICT Group.

            (xviii) An Amended and Restated Landlord Agreement with One Glen Lakes, Ltd. and a Landlord Agreement with Metropolitan Life Insurance Company, in each case substantially in form and substance as the original Landlord Agreement dated as of March 28, 1996, between One Glen Lakes, Ltd. and IT.

            (xix) The Management Lock-Up and Voting Agreement substantially in the form attached hereto as Exhibit B (the "LOCK-UP AND VOTING AGREEMENT") among each of the members of the Company's management named in Schedule I thereto, the Company and the Purchasers, providing, among other things, that until all of obligations of the Company and IT under this Agreement, the Notes and the 1997 Security Documents have been paid and satisfied in full, each such member of the Company's management shall not transfer or assign any shares of Common Stock or any rights to acquire shares of Common Stock then owned or thereafter acquired so that, giving effect to all such transfers or assignments during such period, such member owns of record and beneficially fewer than 90% of the greatest number of shares of Common Stock owned by such member during such period, except as otherwise set forth in Schedule III thereto.

            (xx) The Intercreditor Agreement (the "INTERCREDITOR AGREEMENT") among Northstar, as Collateral Agent, the Purchasers, the Company and IT.

            (xxi) Copies of the valuation reports (a) prepared by Ernst & Young LLP with respect to certain Intellectual Property (as defined below) of the Company, IT and their respective Subsidiaries, and (b) prepared by KPMG Peat Marwick with respect to the assets and properties of ICT and the ICT Subsidiaries.

            (xxii) Executed copies of (a) the Transfer of Technology Agreement among Barbco, ICT and Cableshare US in the form attached hereto as Exhibit C, (b) the Patent Assignment Agreement between Barbco and ICT in the form attached hereto as Exhibit D, (c) the Transfer of Technology Agreement among Barbco, ICT, the Barbco Subsidiary and Cableshare US in the form attached hereto as Exhibit E and (d) the Patent Assignment Agreement among Barbco, ICT and the Barbco Subsidiary in the form attached hereto as Exhibit F, providing, pursuant to the terms and provisions therein, for the valid and effective assignment, transfer and conveyance outright of all right, title and interest held by Barbco, in, to and under its properties and assets (which properties and assets include, without limitation, the Intellectual Property owned by Barbco and the other assets listed on Annex I hereto), to ICT and the Barbco Subsidiary, free and clear of any liens, pledges, security interests, claims, charges or other encumbrances of any kind except for the security interests therein granted to each of you pursuant to the 1997 Security Documents.

            (xxiii) Evidence that (a) J.C. Penney Company, Inc. ("PENNEY") has consented to the consummation of the transactions contemplated by clause
      (xxii) of this paragraph 3A and to the grant of (A) a security interest to each of you pursuant to the 1997 Security Documents in the assets subject to the assignment, transfer and conveyance referred to in clause (xxii) of this paragraph 3A and (B) the liens in pledge with respect to all issued and outstanding shares of capital stock of the ICT Subsidiaries (other than Cableshare BV) and (b) any and all rights that Penney had that might otherwise impair or diminish the right fully to enforce such security interest and liens in pledge have been terminated. Further, each of you shall also have received evidence that Penney's security interests in the assets of the ICT Subsidiaries have been terminated, which evidence shall be accompanied by termination statements on Form UCC-3 (or on such other forms as your counsel may advise are required), duly executed by Penny and in form and substance satisfactory for filing in all jurisdictions where such filing is necessary or appropriate to give effect to the termination of such security interests.

            (xxiv) An executed copy of the Transfer of Technology Agreement among ICT, Barbco, Cableshare BV and Cableshare US in the form attached hereto as Exhibit G.

            (xxv) Evidence that notwithstanding the consummation of the transactions contemplated by clause (xxiv) of this paragraph 3, the Company/IT License Agreements (as defined below) remain in full force and effect.

      3B. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Date of the Closing; there shall exist on the Date of the Closing no Event of Default or Default; and the Company shall have delivered to each of you an Officer's Certificate, dated the Date of the Closing, to both such effects.

      3C. DUE DILIGENCE. Each of you shall have completed and be satisfied in your sole discretion with the results of your due diligence review of the Company, IT and each of their respective Subsidiaries.

      3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company and IT of, and the purchase of and payment for the Notes to be purchased by each of you on the Date of the Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company and IT in accordance with paragraph 8I hereof) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve

System) and shall not subject any of you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and each of you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

      3E. EXECUTION OF AGREEMENTS. Each of the other parties hereto shall have executed and delivered each of the Note Purchase Documents to which it is a party.

      3F. FEES AND EXPENSES. All fees and expenses due and payable hereunder (including, without limitation, the fees and expenses set forth in paragraph 11B hereof) at the Closing by the Company or IT to you shall have been paid or delivered in full.

      3G. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each of you, and each of you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

      PARAGRAPH 4. PREPAYMENTS.

      4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

      4A. REQUIRED PREPAYMENT. On March 31, 2001, the Company shall apply to the prepayment of the Notes, without premium, an amount equal to thirty-three and three tenths percent (33.3%) of the then outstanding principal amount of the Notes, and such principal amount of the Notes, together with accrued and unpaid interest thereon to the prepayment date, shall become due on such prepayment date. The remaining outstanding principal amount of the Notes, together with accrued and unpaid interest thereon, shall become due on the maturity date of the Notes.

      4B. OPTIONAL PREPAYMENT. (i) The Notes shall be subject to prepayment, in whole at any time, or in part (in multiples of $100,000 on any date as of which interest is payable under the Notes), at the option of the Company and IT, at the following amounts:

            (a) if the prepayment occurs before April 1, 1999, at a price equal to 120% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date;

            (b) if the prepayment occurs on or after April 1, 1999 but before April 1, 2001, at a price equal to 110% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date; and

            (c) if the prepayment occurs on or after April 1, 2001, at a price equal to 100% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date.

      (ii) Notwithstanding clause (i) above, the Company and IT may otherwise offer to prepay the Notes, in whole or in part (in multiples of $100,000 on any date as of which interest is payable under the Notes), in the same proportion of the aggregate principal amount of the Notes held by each holder and on the same terms and conditions, by giving the holder of each Note irrevocable written notice of the terms and conditions of such prepayment offer under this clause
(ii) (including, without limitation, the prepayment date, the principal amount of the Notes held by such holder to be prepaid on such date and that such prepayment is to be made pursuant to this clause (ii)) not less than 30 Business Days' prior to the prepayment date specified in such notice. The holder of each Note may, at its own discretion, elect to accept a prepayment offer of the Company and IT under this clause (ii), by providing written notice to the Company and IT of such acceptance not less than 10 Business Days' prior to the specified prepayment date and, upon notice by such holder as aforesaid, the principal amount of the Notes specified in such notice shall become due and payable on such prepayment date on the terms specified in such notice.

      4C. NOTICE OF OPTIONAL PREPAYMENT. The Company and IT shall give the holder of each Note irrevocable written notice of any prepayment pursuant to clause (i) of paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes held by such holder to be prepaid on such date and stating that such prepayment is to be made pursuant to clause (i) of paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with accrued and unpaid interest thereon to the prepayment date, shall become due and payable on such prepayment date. The Company and IT shall, on or before the day on which they give written notice of any prepayment pursuant to clause (i) of paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company and IT.

      4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or clause (i) of paragraph 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (excluding any Notes prepaid or otherwise purchased or acquired by the Company, IT or any of their respective Subsidiaries or Affiliates) in proportion to the respective outstanding principal amounts thereof.

      4E. RETIREMENT OF NOTES. Neither the Company nor IT shall, nor shall either permit any of its respective Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity, or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company, IT or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company, IT or any of their respective Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement. It is understood and agreed that nothing contained in this paragraph 4E shall permit, or be construed to permit, the Company or IT optionally to prepay any of the Notes otherwise than as expressly permitted by paragraph 4B hereof.

      PARAGRAPH 5. AFFIRMATIVE COVENANTS.

      5. AFFIRMATIVE COVENANTS.

      So long as any Note shall remain unpaid, each of the Company and IT covenants, jointly and severally, that it will comply in full with the following covenants and cause each of its respective Subsidiaries so to comply with the following covenants where compliance is called for in this paragraph 5 on the part of Subsidiaries of the Company or IT.

      5A. FINANCIAL STATEMENTS. The Company will deliver to each Significant Holder in duplicate:

            (i) as soon as practicable and in any event within 21 days after each calendar month, the Company shall to deliver on a monthly basis copies of all financial statements and other related financial reports generated by the Company on a monthly basis for its own internal use;

            (ii) as soon as practicable and in any event within 45 days after the end of each quarterly calendar period (other than the last quarterly calendar period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s), certified by a Responsible Officer as having been prepared in accordance with generally accepted accounting principles consistently applied and as fairly presenting the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries (subject to normal year-end audit adjustments and the absence of certain footnotes); provided, however, that delivery within the aforesaid 45-day period, pursuant to clause (iv) below, of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to quarterly consolidated financial statements;

            (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit, and satisfactory in substance to the Required Holder(s); provided, however, that delivery within the aforesaid 90-day period, pursuant to clause (iv) below, of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the

      Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (iii) with respect to consolidated financial statements;

            (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

            (v) promptly upon receipt thereof, a copy of each other report submitted to the Company, IT or any of their respective Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

            (vi) as soon as practicable and in any event within five days after any officer of the Company or IT obtains Knowledge (a) of any condition or event which, in the opinion of management of the Company or IT, would have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company, IT or any of their respective Subsidiaries, (b) any Person giving any notice to the Company, IT or any of their respective Subsidiaries of, or taking any other action with respect to, a claimed default or event or condition of the type referred to in paragraph 7A(iii), (c) the institution of any litigation or other proceeding involving claims against the Company, IT or any of their respective Subsidiaries equal to or greater than $250,000 with respect to any single cause of action or any adverse determination in any proceeding in any litigation or arbitration involving a potential liability to the Company, IT or any of their respective Subsidiaries equal to or greater than $250,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable, (d) any of the events set forth in Section 4043(b) of ERISA (a "REPORTABLE EVENT"), or (e) of any regulatory proceeding which may have a material adverse effect on the Company, IT or any of their respective Subsidiaries, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company, IT or any of their respective Subsidiaries has taken, is taking or proposes to take with respect thereto;

            (vii) promptly after the filing or receipt thereof, copies of all reports and notices which the Company, IT or any of their respective Subsidiaries or ERISA Affiliates files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company, IT or any of their respective Subsidiary or ERISA Affiliates receives from such corporation; and

            (viii) with reasonable promptness after request by any Significant Holder, such other information respecting the condition or operations, financial or otherwise, of the Company, IT or any of their respective Subsidiaries as is reasonably available to any director of the Company.

Together with each delivery of financial statements required by clauses (ii) and
(iii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company, IT and any of their respective Subsidiaries with the provisions of paragraphs 6A and 6B and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

      Each of the Company and IT also covenants that immediately after any Responsible Officer obtains Knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company and IT propose to take with respect thereto.

      5B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5C. INSPECTION OF PROPERTY. Each of the Company and IT will permit any Person designated by any Significant Holder in writing to visit and inspect any of the properties of the Company, IT and any of their respective Subsidiaries, to examine the corporate books and financial records of the Company, IT and any of their respective Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company, IT and their respective Subsidiaries, and their respective independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request. As long as no Default or Event of Default has occurred and is continuing, such inspection shall be at such Significant Holder's expense.

      5D. PERFORMANCE OF OBLIGATIONS. Neither the Company nor IT shall, nor shall either permit any of its respective Subsidiaries to, fail to pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Company, IT or such Subsidiary, as the case may be. Each of the Company and IT and their respective Subsidiaries will comply with, all material obligations under all leases, contracts and other agreements, and all applicable material laws, rules and regulations (including, without limitation, any of same (hereinafter "ENVIRONMENTAL LAWS") regulating, relating to or imposing liability or standards of conduct concerning pollution or the protection of the environment, as may now or hereafter be in effect), except to the extent the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, properties, assets or condition (financial or other) of each of the Company, IT and their respective Subsidiaries.

      5E. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Each of the Company, IT and their respective Subsidiaries will continue to engage in business of the same general types as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business. In addition, the Company will use its best efforts to effect the separation of its IT Network telephone and the Interactive Channel businesses into distinct legal entities.

      5F. MAINTENANCE OF PROPERTY; INSURANCE. Each of the Company, IT and their respective Subsidiaries shall keep all material property useful and necessary in its business in good working order and condition in accordance with applicable law and industry practice; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts, with such deductibles, and against at least such risks (but including in any event casualty, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. Not later than the Date of the Closing, each such insurance policy shall, where applicable, name each of you as an additional insured and as loss payee in a standard endorsement. The Company shall, within 30 days after the beginning of each of its fiscal years, deliver to each Significant Holder a report of a reputable insurance broker with respect to the insurance maintained by the Company, IT and their respective Subsidiaries, together with a certificate of insurance evidencing the effectiveness of all such property insurance.

      5G. FURTHER SECURITY INTEREST. In the event that the Company, IT or any Subsidiary of the Company or IT at any time or from time to time shall form or acquire any Subsidiary (a "NEW SUBSIDIARY") as may be permitted hereby (i) such of the Company, IT or such Subsidiary, as the case may be, as is the beneficial owner of the capital stock of the New Subsidiary shall promptly execute and deliver to the holders of the Notes a supplement to that 1997 Security Document under which the Company, IT or such Subsidiary has pledged shares of capital stock to the holders of the Notes, in order that pursuant to such 1997 Security Document, as supplemented, 100% of the issued and outstanding shares of capital stock held beneficially by the Company, IT or such Subsidiary, as the case may be, shall be pledged, (ii) the Company, IT or such Subsidiary, as the case may be, shall promptly take all actions necessary and appropriate to perfect the Liens of such pledge (including without limitation, the delivery of stock certificates evidencing the shares of capital stock so pledged, accompanied by undated stock powers in blank, duly executed and with signatures being guaranteed by a commercial bank or trust company satisfactory to each holder of the Notes) and (iii) the Company, IT or such Subsidiary, as the case may be, shall promptly deliver to the holders of the Notes such legal opinions respecting such 1997 Security Document, as so supplemented, and the pledge granted thereby as the holders of the Notes shall reasonably request.

            In the event that 100% of the capital stock of any New Subsidiary having the power to elect directors shall be owned, directly or indirectly, of record or beneficially by the Company, IT or any of their respective Subsidiaries, (i) such of the Company, IT or such Subsidiaries, as the case may be, as are the such record or beneficial owners of such capital stock shall promptly cause such New Subsidiary to become a party to a security document substantially in the form of the 1997 Security Document pursuant to which the Company and IT have granted the holders of the Notes a Lien on all of their respective assets and properties, (ii) such New Subsidiary shall promptly take all actions necessary and appropriate to perfect the Liens of such security interests as are granted by such security document which such New Subsidiary shall have entered into as aforesaid (including, without limitation, the delivery to the holders of the Notes of financing statements, executed by such New Subsidiary, and otherwise in form and substance appropriate for filing in all appropriate jurisdictions) and (iii) such New Subsidiary shall promptly deliver to the holders of the Notes such legal opinions respecting such security document and the security interests granted thereby as the holders of the Notes shall reasonably request.

      5H. FURTHER ASSURANCES. Each of the Company and IT, at its own cost and expense, will cause to be promptly duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as either of you may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the 1997 Security Documents and the transactions contemplated hereby and thereby. In furtherance, but not in limitation of, the foregoing, each of the Company and IT agrees to deliver, and to cause its respective Subsidiaries to deliver, all further instruments and documents that may be necessary or desirable or that either of you may request in order to grant, confirm and perfect first and prior Liens in any real or personal property which is at such time Collateral (as defined in the 1997 Security Documents) or which was intended to be Collateral pursuant to any 1997 Security Document previously executed and not then released.

      5I. ELECTION OF PECKS INVESTORS DESIGNEE. For so long as the number of shares of Common Stock owned of record and beneficially by the Pecks Investors or any Affiliate of the Pecks Investors is not fewer than 250,000 (appropriately adjusted to reflect stock splits and dividends and stock combinations after the Date of the Closing and treating for purposes of this paragraph 5I shares of Common Stock issuable upon exercise of any Warrants held by the Pecks Investors or any Affiliates of the Pecks Investors as being owned of record and beneficially by such of the Pecks Investors or such Affiliates), the Company shall take all steps necessary and appropriate and legally within its power to cause a Person designated in writing by the Pecks Investors to the Company (the "PECKS INVESTOR DESIGNEE") to be elected to the Board of Directors of the Company and to each committee of such Board of Directors as the Pecks Investors may request and shall use its best efforts to cause the number and composition of the directors of the Board of Directors of each of its Subsidiaries to be identical to that of the Company. Such steps on the part of the Company shall include, but not be limited to, causing any and all amendments to the Company's certificate of incorporation and by-laws as may be necessary to give effect to the provisions of this paragraph 5I and causing the Pecks Investors Designee to be duly nominated, with the affirmative recommendation of the management of the Company, for election to the Board of Directors of the Company at each meeting of the stockholders of the Company at which the election of members of such Board of Directors (whether for the entire Board of Directors or any class in which the Pecks Investors Designee may be included) is voted upon. In addition, in the event that a Pecks Investors Designee shall, during any period when such designee is entitled pursuant to the provisions of this paragraph 5I to serve on the Board of Directors of the Company and committees thereof, refuse or become unable to serve, the Company shall take all steps necessary and appropriate and legally within its power to cause another Person designated in writing by the Pecks Investors to the Company to be elected promptly to replace the aforesaid designee whose membership on the Board of Directors of the Company or committees thereof has ceased.

            The Company shall, on such terms and conditions that are no less favorable than those applicable to other members of the Board of Directors of the Company, (i) compensate the Pecks Investors Designee for serving as a director of such Board of Directors and as a member of the committees thereof on which he sits, (ii) reimburse the Pecks Investors Designee for all reasonable costs and expenses incurred by him in so serving and (iii) provide the Pecks Investors Designee with director's liability insurance coverage.

      5J. TRANSFER OF INTELLECTUAL PROPERTY. (a) The Required Holders may at its or their option, by notice in writing to the Company and IT, elect to require the Barbadian Subsidiary to validly and effectively assign, transfer and convey to ICT, within 60 days of such notice, all right, title and interest held by the Barbco Subsidiary in, to and under the properties and assets transferred to it by Barbco pursuant to clause (xxii) of paragraph 3 hereof, provided, that such assignment and transfer shall be effected, in whole or in part, to the extent that it does not cause ICT to incur, after taking into account all Tax Credits (as defined below), aggregate out-of-pocket federal and provincial taxes in excess of five hundred thousand Canadian dollars (C$500,000).

            (b) As soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year, the Company will deliver to each Significant Holder an Officer's Certificate, executed by a Responsible Officer of ICT, setting forth the aggregate amount of tax loss carry-forwards, investment tax credits and other amounts that under applicable law can be used to offset Canadian federal or provincial taxes on income or gain (collectively, "TAX CREDITS"), accumulated by ICT as of the end of such quarter.

            (c) As soon as practicable after the Date of the Closing, the Company and IT shall cause Cableshare US to validly and effectively assign, transfer and convey all of its right, title and interest in, to and under its properties and assets to ICT or the Barbco Subsidiary, it being agreed and understood, however, that Cableshare US shall not be required to effect such assignment and transfer if, in the reasonable opinion of the senior management of the Company, IT and Cableshare US, such assignment and transfer would cause Cableshare US to incur out-of-pocket foreign, federal, state and local tax expenses in excess of $150,000. In furtherance of the foregoing, each of the Company and IT agree to diligently investigate, and at the request of a Significant Holder to report the results of such investigation to date, all steps which lawfully minimize and avoid the imposition of any of the aforementioned taxes so that the foregoing transfer can be effected.

      5K. CARRIAGE AGREEMENTS. (a) The Company and IT shall maintain in full force and effect Carriage Agreements with one or more multiple system cable operators (such operators with whom the Company or IT have Carriage Agreements in effect, being herein referred to collectively as, the "Cable Operators") which in the aggregate provide cable service to at least 5,000,000 basic cable subscribers. Within 10 days after the end of each calendar month, the Company will deliver to each Significant Holder an Officer's Certificate certifying the aggregate number of basic cable subscribers served by the Cable Operators as reported by an authoritative industry publication. Within 30 days after the end of each fiscal quarter, the Company will cause to be delivered to each Significant Holder a certificate from the Company's independent public accountants of recognized standing certifying the aggregate number of basic cable subscribers served by the Cable Operators as reported by an authoritative industry publication. In the event the aggregate number of basic cable subscribers served by the Cable Operators shall ever be fewer than 5,000,000, the Company shall promptly deliver to each Significant Holder notice thereof.

            (b) The Company and IT agree that in any new Carriage Agreement or in any renewal or modification of any existing Carriage Agreement, they shall each use their best efforts to have included as a standard provision thereof, an agreement on the part of the Cable Operator a party thereto that all right, title and interest of the Company or IT in, to and under such Carriage Agreement may be collaterally assigned to any Person making loans or providing any other financial assistance to the Company or IT, whether such loans or other financial assistance is then outstanding or is provided in the future, and that such Person may, subject to reasonable requirements with respect to any transferee, further transfer and assign such right, title and interest to another upon the enforcement of such Person's rights in connection with the loans or other financial assistance provided by it.

      5L. MINIMUM CASH AND CASH EQUIVALENTS. As of the end of each calendar month of the Company, the Company shall have on a consolidated basis aggregate cash and cash equivalents ("MINIMUM OPERATING CASH RESERVES") in an amount at least equal to (x) the aggregate amount of estimated operating expenses and cash-based interest charges of the Company on a consolidated basis for the Company's next three fiscal months (such operating expenses and interest charges to be at least equal to those of the immediately preceding three fiscal months), minus (y) 90% of the Company's accounts receivable on a consolidated basis outstanding less than 90 days as of the end of the most recently completed calendar month ("ELIGIBLE RECEIVABLES").

      5M. CASH BALANCE REPORTING REQUIREMENT. Within 21 days after the end of each calendar month of the Company, the Company shall deliver to each Significant Holder an Officer's Certificate certifying, as of the end of such month, the Company's (i) available bank balances of aggregate cash and cash equivalents on a consolidated basis ("AVAILABLE CASH BALANCES"), (ii) fiscal ledger balances of aggregate cash and cash equivalents on a consolidated basis ("LEDGER CASH BALANCES") and (iii) for the next three and six calendar month respectively, the aggregate amount of estimated operating expenses and cash-based interest charges of the Company on a consolidated basis minus 90% of the Eligible Receivables. Within 30 days after the end of each of the first eight fiscal quarters after the Closing, the Company will cause to be delivered to each Significant Holder a certificate from its independent public accountant of recognized standing certifying that such accountant has confirmed at least 95% of the Available Cash Balances as of the end of the most recently completed fiscal quarter and has reviewed the Company's reconciliation of Available Cash Balances and Ledger Cash Balances, noting no unusual or incorrect items.

      PARAGRAPH 6. NEGATIVE COVENANTS.

      6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, each of the Company and IT covenants, jointly and severally, that it will comply with the following covenants and cause each of its respective Subsidiaries so to comply with the following covenants where compliance is called for in this paragraph 6 on the part of Subsidiaries of the Company or IT:

      6A. INTEREST CHARGES COVERAGE RATIO. The Interest Charges Coverage Ratio for any period specified below shall not be less than the ratio set forth opposite such period:

                        Period                                      Ratio
                        ------                                      -----
      For the six-month periods ending December 31, 1999          2.0 to 1.0
        and March 31, 2000

      For the six-month period ending June 30, 2000               2.5 to 1.0
        and September 30, 2000

      For the six-month period ending December 31, 2000           3.0 to 1.0
        and for each six-month period ending thereafter on a
        March 31, June 30, September 30 or December 31 thereafter

      6B. ADJUSTED DEBT TO EBITDA RATIO. The Adjusted Debt to EBITDA Ratio for any period specified below shall not be greater than the ratio set forth opposite such period:

                        Period                                      Ratio
                        ------                                      -----
      For the six-month periods ending December 31, 1999          7.0 to 1.0
        and March 31, 2000

      For the six-month period ending June 30, 2000               6.0 to 1.0
        and September 30, 2000

      For the six-month period ending December 31, 2000           5.0 to 1.0
        and March 31, 2001

      For the six-month period ending June 30, 2001               4.0 to 1.0
        and for each six-month period ending thereafter on a
        March 31, June 30, September 30 or December 31 thereafter

If the Adjusted Debt to EBITDA Ratio for any period is greater than the ratio set forth above for such period, the Company shall within fifteen (15) days after obtaining Knowledge thereof cure such default by increasing the consolidated amount of cash and cash equivalents owned by the Company and its Subsidiaries and without increasing the Adjusted Debt.

      6C. LIMITATION ON DEBT. Neither the Company nor IT shall, nor shall either permit any of its respective Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Debt of the Company and IT in respect of the Notes.

            (ii) Debt of the Company or IT to any of their respective Subsidiaries and of any such Subsidiaries to the Company or IT or any other of their respective Subsidiaries, subject to the limitations set forth in paragraph 6I.

            (iii) Debt of the Company, IT or any of their respective Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Lease Financing or otherwise) in the ordinary course of business outstanding on the Date of the Closing and listed on Schedule 3 hereto, and any additional Debt of the Company, IT and their respective Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Lease Financing or otherwise) after the date hereof, provided, that all such Debt shall be equal to or less than the fair market value of the assets acquired with the proceeds thereof, shall encumber only the assets so acquired and shall otherwise be subject to the limitations set forth in paragraph 6I.

            (iv) Debt of a corporation, limited liability company, partnership or other entity which becomes a Subsidiary of the Company or IT after the date hereof, provided that (A) such Debt existed at the time such corporation became a Subsidiary and was not created in anticipation thereof, and (B) immediately after giving effect to the acquisition of such corporation, limited liability company, partnership or other entity by the Company or IT no Default or Event of Default shall have occurred and continuing.

            (v) Debt outstanding on the Date of the Closing (other than as described in clause (iii) above), as set forth on Schedule 4 hereto and any amendments or modifications thereof (but excluding any extension in the maturity of or increase in the principal amount of such Debt).

            (vi) Debt of the Company, IT or any of their respective Subsidiaries with respect to financings of letters of credit issued to support obligations of the Company, IT or such Subsidiaries for purchases of equipment or inventory or to guarantee the performance of the obligations of the Company, IT or such Subsidiaries in the ordinary course of business.

            (vii) Indebtedness of the Company, IT or any of their respective Subsidiaries that was incurred by such Person on ordinary trade terms to vendors, suppliers or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Indebtedness is, or is agreed by its terms to be, outstanding more than 120 days past the original invoice or billing date therefor.

            (viii) Debt owed by the Company, IT or any of their respective Subsidiaries which is unsecured and subordinated to the Notes upon terms and conditions deemed in advance and in writing by the Required Holders to be satisfactory to them in their sole and absolute discretion.

            (ix) Indebtedness of the Company, IT or any of their respective Subsidiaries for any deposit received by the Company, IT or such Subsidiaries from any customer or client for services to be performed or goods sold by the Company, IT or such

      Subsidiaries, unless the Company, IT or such Subsidiaries for any reason becomes duly obligated to refund such deposit.

Notwithstanding anything to the contrary expressed or implied herein:

            (A) Indebtedness or Debt otherwise permitted by clauses (i) through
      (ix) of this paragraph 6C shall constitute, (x) Debt, for purposes of calculating the Interest Charges Coverage Ratio and (y) Adjusted Debt, for purposes of calculating the Adjusted Debt to EBITDA Ratio. Accordingly, Indebtedness or Debt otherwise permitted by clauses (i) through (ix) of this paragraph 6C shall be subject to the limitations of paragraphs 6A and 6B hereof.

            (B) Debt (x) which is otherwise permitted by clause (iv) of this paragraph 6C, but which is not cash collateralized, and (y) which is otherwise permitted by clauses (vi) and (viii) of this paragraph 6C shall be permitted only if, as at each date during the period from the Date of the Closing through December 31, 1999 when any such Debt is incurred, the ratio of consolidated Debt of the Company and its Subsidiaries to Consolidated Tangible Net Worth is not greater than 1 to 1.

      6D. LIMITATION ON LIENS. Neither the Company nor IT shall, nor shall either permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (i)   Liens created to secure the Notes.

            (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company, IT or their respective Subsidiaries, as the case may be, in conformity with generally accepted accounting principles.

            (iii) Carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are bonded and being contested in good faith by appropriate proceedings.

            (iv) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

            (v) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

            (vi) Easements, right-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company, IT or their respective Subsidiaries.

            (vii) Liens securing Debt of the Company, IT and their respective Subsidiaries permitted by paragraph 6C(iii) incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than (1) the property financed by such Debt and (2) pledges of cash or cash equivalents and (C) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of the Company, IT or such Subsidiaries) of the property acquired at the time it was acquired.

            (viii) Liens on the property or assets of a corporation which becomes a Subsidiary of the Company or IT after the date hereof, securing Debt permitted by paragraph 6C(iv), provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is attached solely to property owned by such corporation as at the date it became a Subsidiary and is not spread to cover any property or assets of the Company, IT or any other of their respective Subsidiaries, and (C) the amount of Debt secured thereby is not increased.

            (ix) Liens securing Debt of the Company, IT and their respective Subsidiaries permitted by paragraph 6C(v).

            (x) Licenses of patents and other technology owned by the Company, IT or any of their respective Subsidiaries which is granted in the ordinary course of business by the Company or any of its Subsidiaries.

            (xi) Pledges of cash or cash equivalents securing Debt of the Company or IT permitted by paragraph 6C(vi).

      6E. LIMITATION ON MERGERS AND REINCORPORATIONS. Neither the Company nor IT shall, nor shall either permit any of its Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, make any material change in its present method of conducting business, or reincorporate under the laws of any jurisdiction other than the United States, Canada or any political subdivision thereof, except:

            (i) any Subsidiary of the Company or IT may be merged or consolidated with or into the Company or IT (provided that the Company or IT shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Company or IT (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation), provided, that in each such case the continuing or surviving corporation shall be organized and existing under the laws of the United States, Canada or any political subdivision thereof; and

            (ii) any wholly-owned Subsidiary of the Company or IT may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company, IT or any other wholly-owned Subsidiary.

      6F. LIMITATION ON SALES OF PROPERTY. Neither the Company nor IT shall, nor shall either permit any of its respective Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) or any product line, whether now owned or hereafter acquired, or, in the case of any such Subsidiaries, issue or sell any shares of such Subsidiaries capital stock to any person other than the Company, IT or any wholly-owned Subsidiary of the Company or IT, except:

            (i) the sale or other disposition of inventory and equipment in the ordinary course of business in commercial transactions.

            (ii) as permitted by paragraph 6E(ii).

      6G. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Neither the Company nor IT shall, nor shall either permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate that is not a wholly-owned Subsidiary, unless such transaction (i) is otherwise permitted hereunder, (ii) is in the ordinary course of the Company's, IT's or such Subsidiaries business, and (iii) is on terms no less favorable to the Company, IT or such Subsidiaries, as the case may be, than it would obtain in a similar arm's-length transaction. Each of you hereby agrees, severally and not jointly, that the 1992 Agreement and the 1995 Agreement (as such terms are defined below), true and correct copies of which have been delivered to each of you, are permitted hereunder.

      6H. LIMITATION ON DIVIDENDS. The Company shall not declare or pay any dividend (other than dividends payable solely by the issue of its common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its capital stock or any warrants, options or other rights to acquire such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary.

      6I. LIMITATION ON CREDIT EXTENSIONS. Neither the Company nor IT shall, nor shall either permit any of its Subsidiaries to, extend credit, make advances or make loans (including, without limitation, loans or advances to directors, officers or employees of the Company, IT or any of their respective Subsidiaries) other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for periods longer than the lesser of 90 days or the periods extended by similar businesses operated in a normal and prudent manner,
(ii) loans to the Company or IT and (iii) loans to ICT, so long as (a) the outstanding aggregate principal amount of such loans to ICT at any time does not exceed $2,000,000, (b) each and every such loan to ICT is made on terms and conditions no less favorable to the lending party than would be the case if such loan had been made on an arm's-length basis to a party which is not an Affiliate of the lending party and (c) the entire amount of the proceeds of all such loans to ICT are used by ICT in the operation of the line of business conducted by ICT as of the Date of the Closing.

      6J. LIMITATION ON NEGATIVE PLEDGE CLAUSES. Neither the Company nor IT shall, nor shall either permit any of its Subsidiaries to, enter into any agreement with any Person, other than the holders of the Notes, which prohibits or limits the ability of the Company, IT or their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or prohibits or limits the payment in cash of the obligations of the Company or IT hereunder.

      6K. LIMITATION ON LINES OF BUSINESS. Neither the Company nor IT shall, nor shall either permit any of its respective Subsidiaries to, enter into any business other than (i) businesses utilizing ICT technology, (ii) interactive telephone services, (iii) businesses providing data to computer based on-line services, and (iv) database information services.

      6L. LIMITATION ON INVESTMENTS. Neither the Company nor IT shall, nor shall either permit any of its Subsidiaries to, purchase, hold or acquire beneficially any stock, bonds, notes, debentures or other securities or any assets constituting a business unit of, or make any other investment in, any Person, except (i) as expressly permitted by paragraph 6I hereof, (ii) investments in capital stock of ICT or any of the Subsidiaries listed in Schedule 5 hereto and
(iii) investments in joint ventures, partnerships and other entities in the information services and communications business that have, for all such investments taken together, an aggregate cost basis not greater than $1,000,000, so long as no Default or Event of Default exists at the time of and after giving effect to any such investment.

      6M. LIMITATION ON ACTIVITIES OF CERTAIN ICT SUBSIDIARIES. Notwithstanding anything else to the contrary contained herein, after giving effect to the transfers referred to in clauses (xxii) and (xxiv) of paragraph 3 hereof, neither the Company nor IT shall permit either Barbco or Cableshare BV (i) to own any properties or assets (except, in the case of Barbco, for the shares of capital stock of the Barbco Subsidiary owned by it), (ii) to incur any liabilities (except, in the case of Barbco, for its obligations under the Note Purchase Documents to which it is a party and the Promissory Note dated May 28, 1987 (the "BARBCO NOTE"), given by Barbco to ICT, in the aggregate principal amount of $19,999,000) or (iii) to conduct any business. Neither the Company nor IT shall permit Cableshare US (a) to own any properties, (b) to incur any liabilities or (c) to conduct any business, other than activities relating directly to the enforcement of its rights and the performance of its obligations under the License Agreement, the US Agreement (as such terms are defined in Exhibit G hereto) and the Company/IT License Agreements to which it is a party, and its obligations under the Note Purchase Documents to which it is a party.

      6N. LIMITATION ON SETTLEMENTS OF SUITS. Neither the Company nor IT shall settle or compromise any claim of William T. Little set forth in Schedule 6 hereto (including any future claim brought by Mr. Little related thereto) for cash or other property having a fair market value in excess of $75,000, without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld.

      PARAGRAPH 7. EVENTS OF DEFAULT.

      7. EVENTS OF DEFAULT.

      7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) the Company or IT defaults in the payment of any principal of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (ii) the Company or IT defaults in the payment of any interest on any Note for more than 5 calendar days after the date due; or

            (iii) the Company, IT or any of their respective Subsidiaries defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company, IT or any of their respective Subsidiaries fails to perform or observe any other covenant, term or condition contained in any agreement under which any such obligation is created (or if any other event of default thereunder or under any other agreement shall occur and be continuing) and the effect of such failure or other event of default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company, IT or any such Subsidiaries) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company, IT or any such Subsidiaries) shall occur and be continuing exceeds $250,000; or

            (iv) any representation or warranty made by the Company or IT herein, or by the Company, IT or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement, shall be false in any material respect on the date as of which made; or

            (v) the Company or IT fails to perform or observe any term, covenant or agreement contained in paragraph 6 hereof; or

            (vi) the Company or IT fails to perform or observe any other agreement, covenant, term or condition contained herein or in any other Note Purchase Document and such failure shall not be remedied within 20 days after date such failure has occurred; or

            (vii) (a) the Company, IT or any of their respective Subsidiaries shall commence any case, proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company, IT or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against the Company, IT or any of their respective Subsidiaries) any case, proceeding or other action of a nature referred to in clause (a) above which (I) results in the entry of an order for relief or any such adjudication or appointment or (II) remains undismissed, undischarged or unbonded for a period of 30 days; or (c) there shall be commenced against the Company, IT or any of their respective Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (d) the Company, IT or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above; not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (viii) any order, judgment or decree is entered in any proceedings against the Company, IT or any of their respective Subsidiary decreeing a split-up of the Company, IT or any such Subsidiaries which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the assets of the Company, IT or any such Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company, IT or any such Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (ix) any judgment or order, or series of judgments or orders, in an amount in excess of $250,000 is rendered against the Company, IT or any of their respective Subsidiaries and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

            (x) the Company, IT or any of their respective ERISA Affiliates, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $250,000;

            (xi) (a) any Note Purchase Document entered into on or after the Date of the Closing shall cease, for any reason, to be in full force and effect or the Company, IT or any Subsidiary Party shall assert that any such Note Purchase Document has ceased to be in full force and effect, (b) the Liens created by any 1997 Security Document shall cease, for any reason other than a release executed and delivered by each holder of the Notes, to be enforceable and of the same effect and first priority purported to be created thereby, or (c) any breach, other default or event of default occurs under any Note Purchase Document, and the same is not remedied within the applicable period of grace (if any) provided in such Note Purchase Document;

            (xii) to the Knowledge of the Company or IT, the aggregate number of basic cable subscribers serviced by the Cable Operators shall be fewer than 5,000,000 (the amount by which such aggregate number of cable subscribers is fewer than 5,000,000 being called a "Shortfall"), and neither the Company nor IT shall have entered into one or more Carriage Agreements covering such number of basic cable subscribers as is equal to or greater than the Shortfall within 135 days after (a) the date of occurrence of the Shortfall if the Shortfall is caused by the cancellation or termination of an existing Carriage Agreement, or (b) the end of the month in which the Shortfall occurred if the Shortfall is caused by the sale of transfer of basic cable subscribers serviced by any of the Cable Operators;

            (xiii) the occurrence of a Change of Control; and

            (xiv) any one or more Persons whose name appears on Schedule A to the Lock-Up and Voting Agreement shall fail to perform or observe any term, covenant or agreement contained therein;

then (a) if such event is not an Event of Default specified in clause (vii),
(viii) or (xiii) of this paragraph 7A the Required Holder(s) may at its or their option, by notice in writing to the Company and IT, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at par together with accrued and unpaid interest thereon, if any, with respect to each Note, (b) if such event is an Event of Default specified in clause (vii) or (viii) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with accrued and unpaid interest thereon and (c) if such event is an Event of Default specified in clause (xiii) of this paragraph 7A the Required Holder(s) may at its or their option, by notice in writing to the Company and IT, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at the then applicable prepayment price set forth in clause (i) of paragraph 4B hereof, together with accrued and unpaid interest thereon, if any, with respect to each Note, without, in each of clauses
(a) through (c) of this paragraph 7A, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and IT.

      7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company and IT, rescind and annul such declaration and its consequences if (i) the Company or IT shall have paid all overdue interest on the Notes, the principal of any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Notes, (ii) the Company and IT shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

      7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company and IT shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      PARAGRAPH 8. REPRESENTATIONS, COVENANTS AND WARRANTIES.

      8. REPRESENTATIONS, COVENANTS AND WARRANTIES. Each of the Company and IT represents, covenants and warrants, jointly and severally to each of you, as follows:

      8A. ORGANIZATION, ETC. Each of the Company, IT and their respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, and the legal right, to own and operate its properties, to lease the properties it operates under lease as lessee and to conduct the business in which it is currently engaged and in which it proposes to engage and (iii) is duly qualified and licensed as a foreign corporation, and is in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such licensing or qualification. The execution, delivery and performance by each of the Company, IT and each Subsidiary Party of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and each 1997 Security Document to which it is a party are within the Company's, IT's and such Subsidiary Party's corporate powers and have been duly authorized by all necessary corporate action.

      Each of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the 1997 Security Documents has been duly executed and delivered by the Company, IT and the Subsidiary Parties that are parties thereto. Each of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the 1997 Security Documents constitute the legal, valid and binding obligation of the Company, IT and the Subsidiary Party that is party thereto, and is enforceable against the Company, IT and each such Subsidiary Party in accordance with its terms.

      8B. FINANCIAL STATEMENTS. The Company has furnished each of you with the following financial statements, certified by a principal financial officer of the Company: a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1993 to 1996, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young LLP. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the consolidated condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the consolidated results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company, IT and their respective Subsidiaries taken as a whole since December 31, 1996.

      8C. ACTIONS PENDING. Except as set forth on Schedule 6, there is no action, suit, investigation or proceeding pending or, to the Knowledge of the Company or IT, threatened against the Company, IT or any of their respective Subsidiaries, or any properties or rights of the Company, IT any of their respective Subsidiaries by or before any court, arbitrator or administrative or governmental body which might result in a material adverse change in the business, condition (financial or otherwise) or operations of the Company, IT and their respective Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company, IT or any of their respective Subsidiaries which purports to affect the validity or enforceability of this Agreement, any Note, any Warrant, the Amended and Restated Registration Rights Agreement or any 1997 Security Document.

      8D. OUTSTANDING DEBT. Neither the Company, IT nor any of their respective Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6C. There exists no default (or any event which, with the giving of notice or the passage of time, could constitute a default) under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

      8E. TITLE TO PROPERTIES. Each of the Company, IT and their respective Subsidiaries has good title to all of its respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1996 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6D. Set forth in Schedule 7 hereto, is a description of all leases necessary in any material respect for the conduct of the respective businesses of the Company, IT and their respective Subsidiaries and all such leases are valid and subsisting and are in full force and effect.

      8F. TAXES. Each of the Company, IT and their respective Subsidiaries has filed all domestic and foreign income tax returns that are required to be filed, and each has paid all taxes as shown on such returns, on all assessments received by it and all other taxes, fees or other charges imposed by any governmental authority on it or on any of its properties to the extent that have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. No tax Lien has been filed with respect to any said tax, fee or other charge and, to the Knowledge of the Company, IT and each of their respective Subsidiaries, no claim is being asserted with respect to any such tax, fee and other charge.

      8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company, IT nor any of their respective Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement or the 1997 Security Documents, nor the offering, issuance and sale of the Notes or the Warrants, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes, the Warrant, the Amended and Restated Registration Rights Agreement and the 1997 Security Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, IT or any of their respective Subsidiaries pursuant to, the charter or by-laws of the Company, IT or any of their respective Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, IT or any of their respective Subsidiaries is subject. Neither the Company , IT nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, IT or such Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or IT of the type to be evidenced by the Notes.

      8H. OFFERING OF NOTES. Neither the Company, IT nor any agent acting on their behalf has, directly or indirectly, offered the Notes, the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes, the Warrants or any similar security of the Company or IT from, or otherwise approached or negotiated with respect thereto with, any Person other than accredited investors, and neither the Company, IT nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I. USE OF PROCEEDS. The proceeds of sale of the Notes will be used for the purposes and substantially in the manner set forth in Schedule 8 hereto. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying (nor does the Company, IT, nor any of their respective Subsidiaries own or have any present intention of acquiring) any "margin stock" (as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System), or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company, IT nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company, IT or any of their respective Subsidiaries or ERISA Affiliates to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, IT or their respective Subsidiaries or ERISA Affiliates which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company, IT and their respective Subsidiaries taken as a whole. Neither the Company, IT nor any of their respective Subsidiaries or any ERISA Affiliates has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company, IT and their respective Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company and IT in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B. As of the Date of the Initial Closing, neither the Company, IT nor any or their respective Subsidiaries or ERISA Affiliates has established any Multiemployer Plan.

      8K. GOVERNMENTAL CONSENT. Neither the nature of the Company, IT or any of their respective Subsidiaries nor any of their respective businesses or properties, nor any relationship between the Company, IT or any such Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of the Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement, the 1997 Security Documents, the offering, issuance, sale or delivery of the Notes or the Warrants or fulfillment of or compliance with the terms and provisions hereof or of the Notes or the Warrants.

      8L. ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule 9 hereto, the properties owned by the Company, IT and their respective Subsidiaries do not contain any gasoline, petroleum or petroleum products, or any hazardous or toxic materials, substances or waters, defined and regulated as such under any Environmental Laws, in amounts or concentrations which could reasonably be expected to give rise to liability under any Environmental Laws. The Company, IT and their respective Subsidiaries, and all of their respective properties and facilities, have complied at all times and in all respects with all foreign and domestic statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company, IT and their respective Subsidiaries taken as a whole.

      8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to either of you by or on behalf of the Company or IT in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company, IT or any of their respective Subsidiaries which materially adversely affects or in the future may (so far as the Company or IT can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company, IT or any of their respective Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company or IT prior to the date hereof in connection with the transactions contemplated hereby.

      8N. INTELLECTUAL PROPERTY. (a) Set forth in Schedule 10 is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademark applications, service marks, service mark applications, copyright registrations and trade names, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, IT and each of their respective Subsidiaries or of which the Company, IT or any of their respective Subsidiaries is a licensor or licensee or in which the Company, IT or any such Subsidiaries has any right, and in each case a brief description of the nature of such right. The Company, IT and each of their respective Subsidiaries owns or possesses adequate licenses or other rights to use all material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary to the conduct of its business as now conducted and as proposed to be conducted, and, except as set forth in
Schedule 10, no claim is pending or, to the Company's or IT's Knowledge, threatened to the effect that the operations of the Company, or IT or any of their respective Subsidiaries infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the Company's or IT's Knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as set forth in Schedule 10, the Company, IT and each of their respective Subsidiaries owns or has rights in its Intellectual Property free and clear of any Liens (other than Liens granted to Northstar in connection with the transactions contemplated by the Original Note Agreement), except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Intellectual Property subject thereto and do not impair the operations of the Company, IT or any such Subsidiary. No claim is pending or, to the Company's or IT's Knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, IT or any of their respective Subsidiaries, or which the Company, IT or any such Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company, IT or any such Subsidiary, and to the Company's or IT's Knowledge, there is no basis for any such claim (whether or not pending or threatened). To the Company's or IT's Knowledge, no other person or entity (including, without limitation, any prior employer of any employee of the Company) has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by the Company, IT or any of their respective Subsidiaries in its business, other than inventions, improvements, discoveries or confidential information which are commercially available or on reasonable terms.

            (b) All grants, registrations and applications for Intellectual Property that are used in the conduct of the business of the Company, IT or any of their respective Subsidiaries (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any pending or, to the Company's or IT's Knowledge, threatened legal or governmental proceeding before any registration authority in any jurisdiction.

            (c) Except as set forth on Schedule 10 and other than commercially available Computer Software for which the Company, IT and each of their respective Subsidiaries have obtained a license, the Company, IT and each such Subsidiary solely owns or has the exclusive right to use all of the Intellectual Property and Computer Software used by it or held for use by it in connection with its business. To the Knowledge of the Company and IT, there are no conflicts with or infringements of any such Intellectual Property or Computer Software by any third party. The conduct of the business of the Company, IT and each of their respective Subsidiaries as currently conducted does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would have a material adverse effect on the business, operations or financial condition of the Company, IT and such Subsidiaries and there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company or IT, threatened against the Company, IT or any such Subsidiary (i) alleging any such conflict or infringement with any third party's proprietary rights, (ii) challenging the ownership, use, right, validity or enforceability of the Intellectual Property or Computer Software, or (iii) making any other claim with respect to such Intellectual Property or Computer Software or any license thereof, which, if adversely determined, would have a material adverse effect on the business, operations or financial conditions of the Company, IT or any such Subsidiary.

            (d) The Computer Software used by the Company, IT and each of their respective Subsidiaries, in the conduct of their business, other than commercially available Computer Software for which the Company, IT or such Subsidiaries have obtained a license, is either: (i) owned by the Company, IT or such Subsidiary as a result of internal development by an employee of the Company, IT or such Subsidiary, (ii) developed on behalf of the Company, IT or such Subsidiary by a consultant or contractor and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company, IT or such Subsidiary, or (iii) licensed or acquired from a third party pursuant to a written license, assignment, contract, agreement or other instrument set forth on Schedule 10 which is in full force and effect and of which the Company, IT or such Subsidiary is not in material breach.

            (e) For purposes of this Agreement, the term "Computer Software" shall mean (i) any and all computer programs consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing (x) including without limitation all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and (y) whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work products used to design, plan, organize and develop any of the foregoing, and (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing.

      8O. SUBSIDIARIES. The Persons listed on Schedule 5 hereto constitute all the Subsidiaries of the Company or IT and any Subsidiary of the Company or IT as of the Date of Closing. Schedule 5 hereto also sets forth for each Person listed thereon (i) the authorized capital stock of such Person, (ii) the number of shares of such Person's capital stock that is outstanding, and (iii) the name of each Person who owns of record and beneficially such outstanding shares of capital stock and the number of such shares so owned by such Person.

      8P. CAPITALIZATION; ETC. (i) The authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, of which 11,335,418 shares are validly issued and outstanding, fully paid and nonassessable and (B) 1,000,000 shares of preferred stock, $.001 par value, of which there are no shares issued and outstanding. None of the outstanding capital stock of the Company, IT and each of their respective Subsidiaries is subject to, nor was it issued in violation of, any preemptive rights of stockholders or any right of first refusal or other similar right in favor of any person. Except as set forth in Schedule 11 hereto and except for the Warrants, (1) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase any shares of capital stock of the Company, IT or any of their respective Subsidiaries is authorized or outstanding, (2) there is not any commitment to issue any shares, warrants, options or other such rights or to distribute to holders of any class of capital stock of the Company, IT or any of their respective Subsidiaries, in respect thereof, any evidences of indebtedness or assets and (3) neither the Company, IT nor any of their respective Subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

      (ii) The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the Warrants, will be validly issued and outstanding, fully paid and nonassessable shares of Common Stock.

      8Q. SECURITIES LAWS FILINGS. Except as set forth in Schedule 12, each report, statement and other filing made or required to be made by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, has been timely made, is complete and otherwise in compliance in all material respects with such Acts and such rules and regulations and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

      8R. CERTAIN MATTERS PERTAINING TO THE COMPANY, THE CANADIAN SUBSIDIARY AND ICT. The Company owns no property or assets other than capital stock of IT and ICT. The Canadian Subsidiary owns no property or assets other than capital stock of ICT and has no liabilities. Each of ICT and the Canadian Subsidiary is, and on the Date of the Closing the Barbco Subsidiary shall be, solvent for all purposes under applicable Canadian law.

      8S. CERTAIN MATTERS PERTAINING TO CERTAIN ICT SUBSIDIARIES. After giving effect to the the transfers referred to in clauses (xxii) and (xxiv) of paragraph 3 hereof, each of Barbco and Cableshare BV (i) will own no property or assets (except, in the case of Barbco, the shares of capital stock of the Barbco Subsidiary owned by it), (ii) will have no outstanding liabilities (except, in the case of Barbco, its obligations under the Note Purchase Documents to which it is a party and the Barbco Note) and (iii) will not be conducting any business. Cableshare US does not (a) own any properties, (b) have any liabilities or (c) conduct any business, other than activities relating directly to the enforcement of its rights and the performance of its obligations under the License Agreement, the US Agreement and the Company/IT License Agreements to which it is a party.

      8T. CARRIAGE AGREEMENTS. Each of the existing Carriage Agreements with Cablevision Systems Corporation, Century Communications Corporation and Marcus Cable is in full force and effect and no party thereto is in material default in the performance, observance or fulfillment of any of its obligations thereunder.

      8U. RIGHTS TO TECHNOLOGY. Pursuant to an agreement dated June 11, 1992 (the "1992 AGREEMENT") between IT and ICT, IT was granted the non-exclusive right to use ICT technology, existing at such time, including three United States Patents and the then existing software operating system (the "OLD TECHNOLOGY"), in the United States until the later to occur of 17 years from the date of the 1992 Agreement and the expiration of the last valid ICT patent subject to the 1992 Agreement. Effective April 1, 1995, the Company, IT and ICT entered into an agreement (the "1995 AGREEMENT; and, together with the 1992 Agreement, the "COMPANY/IT LICENSE AGREEMENTS") pursuant to which IT and the Company were granted the exclusive, worldwide right to use the Old Technology and technology developed by ICT since the date of the 1992 Agreement, including certain technology developed specifically for IT and the Company (the "NEW TECHNOLOGY"). Prior to its stated December 31, 1996 expiration date, the 1995 Agreement was renewed by agreement of both parties until March 31, 1997. The 1995 Agreement was subsequently amended by a Second Amendment to Development and Licensing Agreement dated as of March 17, 1997 (the "1997 AMENDMENT"), among the Company, IT, ICT, Barbco and Cableshare US (a copy of which is attached hereto as Exhibit H), to provide, among other things, that the term of the 1995 Agreement will continue until June 1, 2002. If the 1995 Agreement (as amended by the 1997 Amendment) is terminated or not further renewed, IT will retain its right to the Old Technology under the 1992 Agreement. Such termination or failure to renew will not affect whatever rights the Company and IT have to technology included in the New Technology developed specifically for the Company and IT (such technology being that defined in the 1995 Agreement, a true and complete copy of which has been delivered to Purchaser, as Headend Server Software and ASICS (as defined in the 1995 Agreement)). The rights granted to the Company and IT under both the 1992 Agreement and the 1995 Agreement are subject to rights granted to Penney under a 1986 agreement (the "Penney Agreement"). Pursuant to the Penney Agreement, Penney has the non-exclusive right to use the Old Technology in home shopping and business-to-business applications.

            Each of the Company and IT hereby agree that neither party will further amend the 1995 Agreement without the prior written consent of the Required Holders.

      PARAGRAPH 9. REPRESENTATIONS OF EACH PURCHASER.

      9A. NATURE OF PURCHASE. Each of you represents, severally and not jointly, that you are not acquiring the Notes or the Warrants with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

      PARAGRAPH 10. DEFINITIONS.

      10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory paragraphs and in the foregoing paragraphs hereof shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      10A. TERMS.

            "ADJUSTED DEBT" shall mean, with respect to any period, the consolidated Debt of the Company and its Subsidiaries, minus Unrestricted Cash. The term "Unrestricted Cash" shall mean the sum of Available Cash Balances plus Ledger Cash Balances minus Restricted Cash.

            "ADJUSTED DEBT TO EBITDA RATIO" shall mean, at any time, the ratio of (a) Adjusted Debt on the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the month most recently ended on, or most recently prior to, such time to (b) EBITDA for the six-full consecutive calendar months ending on, or most recently ended prior to, such time multiplied by two.

            "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or IT, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise, provided that in no event will you be deemed an Affiliate.

            "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A

            "BARBCO" shall mean Cable Share International Inc., a corporation organized under the laws of Barbados.

            "BARBCO SUBSIDIARY" shall mean 1229501 Ontario Inc. a corporation organized under the laws of Ontario, Canada and to be wholly-owned by Barbco.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, Texas or Connecticut are authorized or required by law to close.

            "CABLESHARE BV" shall mean Cableshare B.V., a Netherlands corporation.

            "CABLE OPERATORS" shall have the meaning specified in paragraph 5K.

            "CABLESHARE US" shall mean Cableshare (U.S.) Limited, an Illinois corporation.

            "CANADIAN SUBSIDIARY" shall mean 997758 Ontario Inc., an Ontario, Canada corporation.

            "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "CARRIAGE AGREEMENTS" shall mean the Company's and IT's contracts with Cable Operators governing the terms on which such operators may use the products and services of the Company, IT and such Subsidiaries and Affiliates.

            "CHANGE OF CONTROL" shall mean the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, IT or any of their respective Subsidiaries (except any liquidation or dissolution of any such Subsidiary into the Company, IT or any other such Subsidiary), (ii) except as otherwise permitted herein, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, IT or any of their respective Subsidiaries to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (iii) except as otherwise permitted herein, the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act) of a direct or indirect interest in more than 25% of the voting power of the capital stock of the Company, IT or any of their respective Subsidiaries (by way of purchase, merger or consolidation or otherwise), (iv) the first day on which a majority of the members of the Board of Directors of the Company, IT or ICT are not Continuing Directors or (v) the consummation of any transaction the result of which is that the Company owns (other than solely by virtue of the ownership by Maureen Pocock of all of the authorized, issued and outstanding shares of Class Y Non-Voting Stock of the Canadian Subsidiary), directly or through its Subsidiaries, less than 100% of the outstanding capital stock of any of its Subsidiaries.

            "CLOSING" or "DATE OF THE CLOSING" shall have the meaning specified in paragraph 2A.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time in effect adopted pursuant thereto.

            "COMPANY/IT LICENSE AGREEMENTS" shall have the meaning specified in paragraph 6G.

            "CONTINUING DIRECTORS" shall mean, as of any date of determination, any member of the Board of Directors of the Company or any of its Subsidiaries who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "CONSOLIDATED TANGIBLE NET BOOK VALUE" shall mean, as at any date of determination, the excess of tangible assets over liabilities as shown on the consolidated balance sheet of the Company and its Subsidiaries at such date determined in accordance with generally accepted accounting principles. Notwithstanding generally accepted accounting principles, for purposes of this definition, the term "tangible assets" shall include the cost of any copyrights, patents or other Intellectual Property reflected on such balance sheet.

            "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

            "DEBT" shall mean Current Debt and Funded Debt.

            "EBITDA" shall mean, with reference to any period, consolidated net income of the Company and its Subsidiaries before extraordinary items plus consolidated interest, taxes, depreciation and amortization of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles consistently applied.

            "ENVIRONMENTAL LAWS" shall have the meaning specified in paragraph
5D.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

            "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, when none of such requirements has been satisfied.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

            "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            "ICT" shall mean Interactive Channel Technologies Inc., an Ontario, Canada corporation formerly known as Cableshare Inc.

            "ICT GROUP" shall mean, collectively, ICT and the ICT Subsidiaries.

            "ICT SUBSIDIARIES" shall mean, collectively, Barbco, Cableshare US, Cableshare BV and the Barbco Subsidiary.

            "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined (whether or not for borrowed money or for the deferred purchase price of property or services and whether or not evidenced by a note, bond, debenture or similar instrument), (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee, (iv) all Lease Financings, (v) all obligations of such Person in respect of acceptances issued or created for the account of such Person or in respect of unreimbursed drawings under letters of credit issued for the account of such Person, and (vi) all obligations of such Person to refund any deposit made by any client or customer of such Person with respect to services to be performed or goods sold by such Person.

            "INTERCREDITOR AGREEMENT" shall have the meaning specified in para-graph 3A(xx).

            "INTEREST CHARGES" shall mean, with respect to any period, the sum (without duplication) of the following: (a) all amounts which, on a consolidated basis in accordance with generally accepted accounting principles, would be deducted as interest on Debt in determining the consolidated net income (or loss) of the Company and its Subsidiaries for such period (including, without limitation, the interest component of payments made under any Lease Financings), and (b) all debt discount and expense amortized or required to be amortized in accordance with generally accepted accounting principles in the determination of the consolidated net income (or loss) of the Company and its Subsidiaries for such period, in all cases whether or not payable in cash.

            "INTEREST CHARGES COVERAGE RATIO" shall mean, at any time, the ratio of (a) EBITDA for the six-full consecutive calendar months ending on, or most recently ended prior to, such time to (b) Interest Charges for such period.

            "KNOWLEDGE" shall mean (i) that a person or entity has actual knowledge of a fact or (ii) knowledge of a fact that, from all facts and circumstances that would otherwise be known to a person or entity who at the time in question is acting with due diligence, such person or entity has reason to know. Knowledge of a particular fact shall be attributed to an entity when any person employed by such entity has actual knowledge of such fact or when, in the exercise of due diligence by such person, such person has reason to know of the existence of such fact, provided, such person is involved in an activity to which such fact is material.

            "LEASE FINANCINGS" shall mean all obligations of any Person under any lease of property, real or personal, which are required in accordance with generally accepted accounting principles to be capitalized on the balance sheet of the lessee.

            "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            "LOCK-UP AND VOTING AGREEMENT" shall have the meaning specified in paragraph 3A(xix) hereof.

            "MINIMUM OPERATING CASH RESERVES" shall have the meaning specified in paragraph 5L hereof.

            "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "1997 SECURITY DOCUMENTS" shall mean all instruments listed in
Schedule 2 hereto and all other security agreements, deeds of trust, mortgages, pledges, guaranties, financing statements, continuation statements and other agreements or instruments now, heretofore or hereafter delivered to holders in connection with this Agreement to secure or guarantee the payment of any part of the Notes or the performance of the Company or any other Person's other duties and obligations under the Note Purchase Documents.

            "NOTE PURCHASE DOCUMENTS" shall mean this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement, the 1997 Security Documents, the Intercreditor Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

            "NOTES" shall have the meaning specified in paragraph 1.

            "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company or IT, as the case may be, by its President, one of its Vice Presidents or its Treasurer.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

            "PERSON" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or IT, as the case may be.

            "RESTRICTED CASH" shall mean the aggregate sum of (a) Minimum Operating Cash Reserves, (b) to the extent greater than zero, current liabilities of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed calendar month minus Eligible Receivables, (c) cash reserves established for any reason by the Company or any of its Subsidiaries and (d) any cash of the Company or its Subsidiaries the use of which is otherwise restricted for any reasons to one or more specific uses.

            "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66.667% of the aggregate principal amount of the Notes from time to time outstanding.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SIGNIFICANT HOLDER" shall mean (i) each of you, so long as you shall hold any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

            "SUBSIDIARY" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person; it being understood and agreed that ICT and each other member of the ICT Group shall be deemed to be a "Subsidiary" of each of the Company and IT for all purposes of this Agreement.

            "SUBSIDIARY PARTY" shall have the meaning specified in clause (vii) of paragraph 3A.

            "TAX CREDITS" shall have the meaning specified in paragraph 5J.

            "TRANSFEREE" shall have the meaning specified in paragraph 11D.

            "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "WARRANTS" shall have the meaning specified in paragraph 2C.

      10B. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof.

      PARAGRAPH 11. MISCELLANEOUS.

      11. MISCELLANEOUS.

      11A. NOTE PAYMENTS. So long as you shall hold any Notes, the Company and IT will make payments of principal of and interest on payable with respect to such Note, which comply with the terms of this Agreement, (i) in the case of cash payments, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, and
(ii) in the case of payments in securities of the Company and IT, by physical delivery of such securities (not later than 12:00 noon, New York City time, on the date due) to you, your agent or custodian as specified in the Purchaser Schedule attached hereto, or such other Person designated by you in writing, in each such case notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Each of the Company and IT agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

      11B. EXPENSES. Each of the Company and IT agrees, whether or not the transactions contemplated hereby shall be consummated, to pay each of you and your Transferees, and save each of you and any of your Transferees harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including, without limitation, (i) the costs and expenses for your and any of your Transferees' attorneys and the costs and expenses of such attorneys (including, without limitation, all document production and duplication charges and the fees and expenses of any special counsel engaged by either of you or such Transferees) in connection with this Agreement, the transactions contemplated hereby, any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and in connection with the preparation, negotiation and execution of any subordination agreement or other intercreditor agreement in connection with the incurrence of Debt permitted by paragraph 6C(viii) hereby, and (ii) the costs and expenses, including attorneys' fees, incurred by either of you or any such Transferees in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including, without limitation, costs and expenses incurred in any bankruptcy case and (iii) any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in any way in connection with any claim (whether or not asserted in a legal proceeding), litigation, investigation, arbitration or proceeding relating to, or any restructuring of the obligations of the Company. IT and their respective Subsidiaries under, this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the 1997 Security Documents; provided, that neither the Company nor IT shall have any obligation under this clause (iii) with respect to the indemnification of any Person in respect of liabilities arising from such Person's gross negligence or willful misconduct. The obligations of the Company and IT under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

      11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company and IT may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company and IT shall obtain the prior written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the prior written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, amend, modify or waive any provision of this paragraph 11C, reduce the percentage specified in the definition of Required Holders or consent to the assignment or transfer by the Company, IT or any of their respective Subsidiaries of their respective rights and obligations under this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement or the 1997 Security Documents. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and IT, on the one hand, and any holder of any Note, on the other hand, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Any waiver delivered in connection herewith shall be in writing and shall be effective only in the specific instance and for the specific purpose for which it is given. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Amended and Restated Note Agreement, as now in effect and as it may at any time and from time to time hereafter be amended, supplemented or modified.

      11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Each of you shall have the right to transfer any Note to any other Person (each such other Person is herein called a "TRANSFEREE"). Upon surrender for registration of transfer of any Note at the principal office of the Company or to its agent, the Company and IT shall, at their expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company or to its agent. Whenever any Notes are so surrendered for exchange, the Company and IT shall, at their expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company and IT will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

      11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company and IT may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company and IT shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained in the Original Note Agreement or made in writing by or on behalf of the Company and IT in connection therewith shall for the benefit of Northstar survive the execution and delivery of this Agreement and the Notes. Further, all representa-tions and warranties contained herein or made in writing by or on behalf of the Company and IT in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by either or both of you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentences, this Agreement and the Notes embody the entire agreement and understanding between each of you and the Company and IT and supersede all prior agreements and understandings relating to the subject matter hereof.

      11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. Notwithstanding the foregoing, neither the Company, IT nor any of their respective Subsidiaries shall assign or transfer any of their respective rights and obligations under this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement or the 1997 Security Documents.

      11H. DISCLOSURE TO OTHER PERSONS. Each of the Company and IT acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

      11I. NOTICES. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4C) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company and IT in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company or IT, addressed to it at 8140 Walnut Hill Lane, Suite 1000, Dallas, Texas 75231, Attention: Michael G. Pate, or at such other address as the Company shall have specified to the holder of each Note in writing with a copy to Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201,
Attention: Michael L. Bengtson.

      11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

      11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to either or both you or to the Required Holder(s), the determination of such satisfaction shall be made by either or both of you, as the case may be, or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER PRINCIPLES OF CONFLICTS OF LAW).

      11M. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto.

      11P. LIMITATION ON INTEREST. The Company, IT and each holder of a Note intends to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provision contained herein or in the Notes shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law form time to time in effect. Neither the Company, IT nor any of their respective Subsidiaries nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligations hereunder or under the Notes shall be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions herein or in the Notes which may be in conflict or apparent conflict herewith.

      11Q. SUBMISSION OF JURISDICTION; WAIVERS. (a) Each of the Company and IT on behalf of itself and each of its respective Subsidiaries hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement, the 1997 Security Documents and the other documents executed and delivered in connection herewith to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in or determined pursuant to paragraph 11I or at such other address of which the holders of the Notes shall have been notified pursuant thereto;

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph 11Q any punitive or exemplary damages and any damages which are not proximately caused by or the reasonably foreseeable result of the breach which is the subject of such action or proceeding.

      11R. ACKNOWLEDGMENTS. Each of the Company and IT hereby acknowledges that:

            (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement, the 1997 Security Documents and the other documents related hereto;

            (ii) neither of you has any fiduciary relationship with or duty to the Company or IT arising out of or in connection with this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement, the 1997 Security Documents or any other documents related hereto, and the relationship between each of you, on one hand, and the Company and IT, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

            (iii) no joint venture exists between either of you, on the one hand, and the Company and IT and on the other hand.

      11S. WAIVERS OF JURY TRIAL. THE COMPANY, IT AND EACH SUBSIDIARY OF THE COMPANY OR IT AND EACH HOLDER OF NOTES HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES, THE WARRANTS, THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT OR ANY 1997 SECURITY DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

      11T. ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (iii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B.

      11U. LEGENDS ON NOTES. Each of the Company and IT acknowledges and agrees that any Purchaser may, at the time it initially transfers any of the Notes held by it, affix thereto the following legend; it being further agreed that the "issue price" and "OID" called for by such legend shall be inserted into a completed legend in accordance with paragraph 2A hereof and that the "per annum yield to maturity" shall be calculated in a manner consistent with the "issue price" and "OID" referred to above:

           "THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID")
           AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE
            CODE OF 1986, AS AMENDED.  THE FOLLOWING INFORMATION IS
                PROVIDED PURSUANT TO THE INFORMATION REPORTING
        REQUIREMENTS SET FORTH IN TREASURY REGULATION SECTION 1.1275-3.

             THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $[      ]
             THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $[     ]
            THE ISSUE DATE OF THIS DEBT INSTRUMENT IS APRIL 9, 1997 THE PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT
                        IS [  ]% COMPOUNDED QUARTERLY."


      THIS WRITTEN AGREEMENT, THE NOTES AND THE OTHER NOTE PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the Company and IT, whereupon this Agreement, subject to paragraph 11O, shall become a binding agreement between the Company, IT and each of you.

                                    Very truly yours,

                                    SOURCE MEDIA, INC.


                                    By:________________________
                                        Michael G. Pate
                                        Chief Financial Officer
                                         and Treasurer


                                    IT NETWORK, INC.


                                    By:_________________________
                                        Michael G. Pate
                                        Chief Financial Officer
                                         and Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.


NORTHSTAR HIGH TOTAL RETURN FUND


By:_________________________
     Thomas Ole Dial
     Vice President



DELAWARE STATE EMPLOYEES' RETIREMENT FUND

By:  Pecks Management Partners Ltd.,
     its Investment Advisor


By:_________________________
     Robert J. Cresci
     Managing Director

DECLARATION OF TRUST FOR DEFINED BENEFIT
  PLAN OF ZENECA HOLDINGS INC.

By:  Pecks Management Partners Ltd.,
     its Investment Advisor


By:_________________________
     Robert J. Cresci
     Managing Director



DECLARATION OF TRUST FOR DEFINED BENEFIT
  PLAN OF ICI AMERICAN HOLDINGS INC.

By:  Pecks Management Partners Ltd.,
     its Investment Advisor


By:_________________________
     Robert J. Cresci
     Managing Director




THE J.W. MCCONNELL FAMILY FOUNDATION

By:  Pecks Management Partners Ltd.,
     its Investment Advisor


By:_________________________
     Robert J. Cresci
     Managing Director

                             AGREEMENT OF GUARANTORS


      Each of the undersigned agrees to be bound by all of the covenants and agreements set forth in paragraphs 5 and 6 of the foregoing Amended and Restated Note Agreement, to the extent that such covenants and agreements by their terms refer to obligations of the undersigned by name or obligations applicable to a Subsidiary or Subsidiaries of the Company and IT.


                                     CABLE SHARE INTERNATIONAL INC.



                                     By:________________________
                                        Michael G. Pate
                                        Director


                                     By:________________________
                                        Maryann Walsh
                                        Director and Secretary


                                     CABLESHARE (U.S.) LIMITED



                                     By:________________________
                                        Michael G. Pate
                                        Director

                                                                      SCHEDULE 1

                               PURCHASER SCHEDULE

                                                                Aggregate
                                                                Principal
                                                                Amount of
                                                                1997 Notes      1997
                                                                to be           Note Denom-
                                                                Purchased       ination(s)
                                                                ----------      -----------
NORTHSTAR HIGH TOTAL RETURN FUND                                $5,000,000      $5,000,000


(1)   Securities to be registered in the name of:

            Northstar High Total Return Fund

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

            Account No.:  5089-8493

            State Street Bank and Trust Co.
            Boston, Massachusetts

            ABA No.:  011000028 (BNF# WJ18 - Northstar High Total Return Fund)

      Each such wire transfer shall set forth the name of the Company, a reference to "Senior Notes due 3/31/02", and the due date and application
      (as among principal and interest of the payment being made).

(3)   Address for all notices relating to payments or otherwise:

            Northstar Investment Management
            Two Pickwick Plaza
            Greenwich, Connecticut  06830

(4)   Recipient of telephonic prepayment notices:

            Name:    Mr. Thomas Ole Dial
            Number:  (203) 863-6220

(5)   Tax Identification No.:  061382579

(6)   Physical delivery of securities:

            Chemical Bank
            4 New York Plaza
            Ground Floor Window
            Attn:  Outsourcing Department
            New York, New York  10004
            Ref. Fund #:  WJ18 - Northstar High Total Return Fund

                               PURCHASER SCHEDULE

                                                                Aggregate
                                                                Principal
                                                                Amount of
                                                                1997 Notes      1997
                                                                to be           Note Denom-
                                                                Purchased       ination(s)
                                                                ----------      -----------
DELAWARE STATE EMPLOYEES' RETIREMENT FUND                       $6,200,000       $6,200,000

(1)   Securities to be registered in the name of:

            Nap & Company

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

            Account No.:  3380805

            Mercantile Safe Deposit & Trust Company
            2 Hopkins Plaza
            Baltimore, Maryland  21201
            Attn:  Ms. Isabelle Corbett


            ABA No.:  052-000618 for State of Delaware account

      Each such wire transfer shall set forth the name of the Company, a reference to "Senior Notes due 3/31/02", and the due date and application
      (as among principal and interest of the payment being made).

(3)   Address for all notices relating to payments or otherwise:

            c/o Pecks Management Partners, Ltd.
            One Rockefeller Plaza, Suite 900
            New York, New York  10020

(4)   Recipient of telephonic prepayment notices:

            Name:    Mr. Robert J. Cresci
            Number:  (212) 332-1333

(5)   Tax Identification No.:  51-6000279

(6)   Physical delivery of securities:

            Mercantile Safe Deposit & Trust Company
            2 Hopkins Plaza
            Baltimore, Maryland  21201
            Attn:  Ms. Connie Philpot - Incoming Securities

                               PURCHASER SCHEDULE

                                                                Aggregate
                                                                Principal
                                                                Amount of
                                                                1997 Notes      1997
                                                                to be           Note Denom-
                                                                Purchased       ination(s)
                                                                ----------      -----------
DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN                   $1,200,000       $1,200,000
  OF ZENECA HOLDINGS INC.

(1)   Securities to be registered in the name of:

            Fuelship & Company

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

            Account No.:  JG10 (DDA:  34758508)

            State Street Bank & Trust Company
            One Enterprise Drive
            Solomon Willard Building, 4A
            North Quincy, Massachusetts  02171

            ABA No.:  0110-00028 for Master Trust/State Street Bank
                    & Trust Company, Boston, Massachusetts 02101,
                    BNF Zeneca Holdings

      Each such wire transfer shall set forth the name of the Company, a reference to "Senior Notes due 3/31/02", and the due date and application
      (as among principal and interest of the payment being made).

(3)   Address for all notices relating to payments or otherwise:

            c/o Pecks Management Partners, Ltd.
            One Rockefeller Plaza, Suite 900
            New York, New York  10020

(4)   Recipient of telephonic prepayment notices:

            Name:    Mr. Robert J. Cresci
            Number:  (212) 332-1333

(5)   Tax Identification No.:  042-809861

(6)   Physical delivery of securities:

            State Street Bank & Trust Company
            225 Franklin Street
            Incoming Securities, Concourse Level
            Boston, Massachusetts  02101
            Attn:  Mr. David Kay
            Account:  Zeneca Holdings
            Account No.:  JG10

                                    PURCHASER SCHEDULE

                                                                Aggregate
                                                                Principal
                                                                Amount of
                                                                1997 Notes      1997
                                                                to be           Note Denom-
                                                                Purchased       ination(s)
                                                                ----------      -----------
DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN                   $1,800,000       $1,800,000
  OF ICI AMERICAN HOLDINGS INC.


(1)   Securities to be registered in the name of:

            Northman & Co

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

            Account No.:  I510 (DDA:  34758649)

            State Street Bank & Trust Company
            One Enterprise Drive
            Solomon Willard Building, 4A
            North Quincy, Massachusetts  02171

            ABA No.:  0110-00028 for Master Trust/State Street Bank
                    & Trust Company, Boston, Massachusetts 02101,
                    BNF ICI Americas

      Each such wire transfer shall set forth the name of the Company, a reference to "Senior Notes due 3/31/02", and the due date and application
      (as among principal and interest of the payment being made).

(3)   Address for all notices relating to payments:

            c/o Pecks Management Partners, Ltd.
            One Rockefeller Plaza, Suite 900
            New York, New York  10020

(4)   Recipient of telephonic prepayment notices:

            Name:    Mr. Robert J. Cresci
            Number:  (212) 332-1333

(5)   Tax Identification No.:  043-171-204

(6)   Physical delivery of securities:

            State Street Bank & Trust Company
            225 Franklin Street
            Incoming Securities, Concourse Level
            Boston, Massachusetts  02101
            Attn:  Mr. David Kay
            Account:  ICI Americas
            Account No.:  I510

                               PURCHASER SCHEDULE

                                                                Aggregate
                                                                Principal
                                                                Amount of
                                                                1997 Notes      1997
                                                                to be           Note Denom-
                                                                Purchased       ination(s)
                                                                ----------      -----------
THE J.W. MCCONNELL FAMILY FOUNDATION                              $800,000         $800,000

(1)   Securities to be registered in the name of:

            Royal Trust Corporation of Canada
            fbo/J.W. McConnell Family Foundation

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

            Account No.:  298324
            Account Name: Royal Trust (40-7000/1.20)

            Royal Trust Corporation of Canada
              Group Retirement Savings
            P.O. Box 285, T-D Centre
            Toronto, Ontario  M5K 1K5
            Canada

            ABA No.:  021000018 (Bank of New York)

      Each such wire transfer shall set forth the name of the Company, a reference to "Senior Notes due 3/31/02", and the due date and application
      (as among principal and interest of the payment being made).

(3)   Address for all notices relating to payments:

            c/o Pecks Management Partners, Ltd.
            One Rockefeller Plaza, Suite 900
            New York, New York  10020

(4)   Recipient of telephonic prepayment notices:

            Name:    Mr. Robert J. Cresci
            Number:  (212) 332-1333

(5)   Tax Identification No.:  Non-taxable

(6)   Physical delivery of securities:

            The Bank of New York
            1 Wall Street, 5th Floor
            New York, New York  10286
            Attn:  Special Processing Department
            Re:  ACCOUNT 298324